The information in this preliminary prospectus supplement is not complete and may be changed. The registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration no. 333-133353

PROSPECTUS SUPPLEMENT	Subject to Completion Dated May 11, 2006
(To Prospectus dated April 18, 2006)

                 Shares

Strategic Hotels & Resorts, Inc.

8.25% Series C Cumulative Redeemable Preferred Stock

Liquidation Preference $25.00 Per Share

We are offering                  shares of our 8.25% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series C Preferred Stock. We will pay cumulative dividends on the Series C Preferred Stock from, but excluding, the date of original issuance in the amount of $2.0625 per share each year, which is equivalent to 8.25% of the $25.00 liquidation preference per share. However, if following a “change of control,” the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, investors will be entitled to receive cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted at the increased rate of 9.25% per annum of the $25.00 liquidation preference (equivalent to $2.3125 per annum per share) for as long as the Series C Preferred Stock is not so listed or quoted. Dividends on the Series C Preferred Stock will be payable quarterly in arrears, beginning on June 30, 2006.

Investors in our Series C Preferred Stock generally will have no voting rights but will have limited voting rights if we fail to pay dividends for six or more quarters and under certain other circumstances.

We may not redeem the Series C Preferred Stock before May 17, 2011, except in limited circumstances to preserve our status as a real estate investment trust, or REIT, or as described below. On or after May 17, 2011, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to the redemption date. If at any time following a “change of control,” the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. Our Series C Preferred Stock has no stated maturity, will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities.

Our stock is subject to an ownership limit of 9.8% in value of all outstanding shares, including preferred shares, which is designed to preserve our qualification as a REIT. See “Description of the Series C Preferred Stock—Restrictions on Ownership and Transfer” on page S-43 of this prospectus supplement and “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” on page 32 of the accompanying prospectus for more information about these restrictions.

There is currently no public market for our Series C Preferred Stock. We have filed an application to list our Series C Preferred Stock on the New York Stock Exchange under the symbol “BEE PrC.” If this application is approved, we expect that trading of the Series C Preferred Stock will commence within 30 days of the initial delivery of the shares to the underwriters.

Investing in our Series C Preferred Stock involves risks. See “ Risk Factors” beginning on page S-18 of this prospectus supplement and “Risk Factors” beginning on page 5 of the accompanying prospectus.

	Per Share	Total
Public offering price	$25.0000	$
Underwriting discounts and commissions	$0.7875	$
Proceeds, before expenses, to us.	$24.2125	$

We expect that the Series C Preferred Stock will be ready for delivery in book-entry form through the Depository Trust Company on or about May 17, 2006.

We have granted to the underwriters the right to purchase within 30 days from the date of this prospectus supplement up to an additional              shares of Series C Preferred Stock at the public offering price per share, less underwriting discounts and commissions, to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Wachovia Securities
Joint Lead Managers
Deutsche Bank Securities		Raymond James
A.G. Edwards		Citigroup

The date of this prospectus supplement is             , 2006.

Prospectus Supplement

Prospectus

You should rely only on the information contained in, incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus to which it relates or the documents incorporated or deemed incorporated herein or therein is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or such documents.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, references to “we,” “our,” “us,” the “Company” and the “REIT” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, our consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating company, and its consolidated subsidiaries. References to “SHC Funding” or the “limited liability company” are to Strategic Hotel Funding, L.L.C.

This prospectus supplement contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton®, Starwood® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus supplement or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series C Preferred Stock we are offering and certain other matters relating to us. This first part also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about our company and securities we may offer from time to time, some of which may not apply to this offering or the Series C Preferred Stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” below.

This prospectus supplement and the accompanying prospectus are not an offer to sell any security other than the shares of Series C Preferred Stock and are not soliciting an offer to buy any security other than the Series C Preferred Stock. This prospectus supplement and the accompanying prospectus are not an offer to sell our Series C Preferred Stock to any person, and it is not soliciting an offer from any person to buy our Series C Preferred Stock, in any jurisdiction where the offer or sale to that person is not permitted.

S-ii

FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement or in the accompanying prospectus, including, without limitation, the statements under “Prospectus Supplement Summary” and located elsewhere in this prospectus supplement or incorporated by reference herein relating to expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).

Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “will continue,” “will likely result” or other comparable expressions or the negative of these terms identify forward-looking statements. Forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results or outcomes to differ materially from those expressed in any forward-looking statement. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved.

In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference into this prospectus supplement, some important factors that could cause actual results or outcomes for us to differ materially from those discussed in forward-looking statements include, but are not limited to:

•	The factors discussed in this prospectus supplement under the section titled “Risk Factors” and the accompanying prospectus under the section titled “Risk Factors”;

•	Availability of capital;

•	Risks related to natural disasters (including the damage sustained by our New Orleans property as a result of Hurricane Katrina);

•	Increases in interest rates and operating costs;

•	Difficulties in identifying properties to acquire and completing acquisitions;

•	Availability to obtain or refinance debt;

•	The failure of closing conditions to be satisfied;

•	Rising insurance premiums;

•	Delays in construction and development;

•	Marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	Our ability to dispose of existing properties in a manner consistent with our investment strategy;

•	Downturns in economic and market conditions, particularly levels of spending in the travel and leisure industries in the markets where we invest;

•	General volatility of the capital markets and the market price of our common shares;

•	Our failure to maintain our status as a REIT;

•	Increases in real property tax rates;

•	Changes in the competitive environment in our industry and the markets where we invest;

S-iii

•	Changes in real estate and zoning laws or regulations; and

•	Hostilities, including future terrorist attacks, or apprehension of hostilities that affect travel within or to the United States, Mexico, Czech Republic, Germany, France or other countries where we invest.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors. We do not intend, and disclaim any duty or obligation, to update or revise any industry information or forward-looking statements set forth in this prospectus supplement to reflect new information, future events or otherwise, except as required by law. Readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in our other documents filed with the SEC, including the accompanying prospectus and the risk factors described in that filing, that attempt to advise interested parties of the risks and other factors that may affect our business, prospects and results of operations and financial condition.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our Series C Preferred Stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We are an industry-leading owner and asset manager of high-end hotels and resorts. We own a quality portfolio of upper upscale and luxury hotels and resorts in desirable North American and European locations. Our portfolio is currently comprised of 18 properties totaling 8,463 rooms. We own unique hotels with complex operations, sophisticated customers and multiple revenue streams. Our properties are diverse and include large convention hotels, business hotels and resorts, which are operated by internationally known hotel management companies under management contracts or operating leases. Our existing hotels are operated under the widely recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and under the independent name “Del Coronado”.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries including our operating company, SHC Funding. Our operating company holds substantially all of our assets. We are the sole managing member of our operating company and hold approximately 98% of its membership units. We manage all business aspects of our operating company, including the sale and purchase of hotels, the investment in these hotels and the financing of our operating company and its assets. We currently:

•	own the fee interest in 11 hotels, comprising 5,121 rooms, located in Arizona, California, Florida, Illinois, Louisiana, Washington, D.C. and in Mexico;

•	lease three hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of 858 rooms;

•	own a 35% interest in a joint venture with an unaffiliated party that owns a hotel in Prague, Czech Republic comprising 372 rooms, and we asset manage such hotel on behalf of the joint venture;

•	own an 85% interest in the joint ventures that own each of the InterContinental Hotel in Miami and the InterContinental Hotel in Chicago, comprising an aggregate of 1,433 rooms, and we asset manage such hotels on behalf of the joint ventures;

•	own a 31% interest in and act as asset manager for a joint venture with two unaffiliated parties that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	own a 45% interest in a joint venture with two unaffiliated parties that owns a hotel in Coronado, California (San Diego), comprising 679 rooms, and we asset manage that hotel on behalf of the joint venture.

We also asset manage two hotels for Strategic Hotel Capital, L.L.C., or SHC LLC, under an asset management agreement.

We were incorporated in Maryland in January 2004. SHC LLC, our founder and accounting predecessor, was founded in 1997 by Laurence Geller, our President and Chief Executive Officer, WHSHC, L.L.C. and W9/WHSHC, L.L.C. I, and others.

Our principal office is located at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601 and our telephone number is (312) 658-5000. We operate under the name Strategic Hotels and Resorts and maintain an internet site at http://www.strategichotels.com which contains information concerning us and our subsidiaries. Information included or referred to on our website is not incorporated by reference or otherwise a part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only.

Business Strategy

Our goal is to build upon our existing portfolio of hotel properties to become a preeminent owner of upper upscale and luxury branded hotels primarily in the United States with select international hotels. Our future growth will be driven through the execution of a two-fold business strategy, which focuses on maximizing asset values and operating results through asset management and by research-driven capital deployment through acquisitions.

Earnings Growth Through Expert Asset Management

We believe that we can enhance our earnings growth through expert asset management, which will ultimately generate higher overall investment returns. We have developed a comprehensive asset management system that we believe maximizes cash flow growth and property value. In addition, we believe that our asset management style has helped us to maximize economic benefits in an industry that has suffered reduced performance in the past, and to position our properties for the current recovery. Our value-added asset management system has the following general components:

Working in partnership with our hotel management companies, we build an asset management approach to enhance the cash flow and value of our properties:

•	Our senior management team has long-standing relationships with executives of most major hospitality companies. Led by Laurence Geller, our President and Chief Executive Officer, with over 40 years of experience in the hospitality industry, our senior management has developed strong relationships with hotel operators throughout the hotel industry. In addition, we generally believe we have asset managers with broader experience in hotel operations than our competitors, in large part as a result of our belief that the efficiency of our team requires in-depth knowledge of all of the components of each property.

•	We believe that we can more effectively influence the operating performance of our hotels if we have multi-property relationships with a select group of hotel management companies, which we call our preferred operators. We select our preferred operators based on our opinion as to whether an operator has strong brand recognition, superior marketing capabilities, management depth and an ability to work with our team to create efficient operations. Because our preferred operators provide the services, technology, human resources training and infrastructure to conduct day-to-day hotel operations, we can focus our energies on monitoring their performance, identifying areas of improvement and providing our operators with useful feedback that they can utilize to improve operating results and enhance the value of our hotels.

•

We have a proven track record of improving hotel operating performance through the application of value-added programs involving consumer and market research, competitive benchmarking, technology upgrades and systems development and upgrades. In addition, we have long-standing relationships with specialists with whom we consult or recommend to the managers of our hotels as needed in order to provide them more focused support and expertise in areas such as consumer research, purchasing, retailing, merchandising, food and beverage services, physical plant and equipment maintenance, labor systems and parking. Our asset management group is supported by:

•	consumer-based marketing research to assess overall trends in consumer preferences and attitudes on issues such as price, brand, services, amenities and facility needs that has led to strategies that alter customer mix and improve pricing and overall total revenues; and

•	well-developed techniques for measuring and analyzing departmental and overall hotel profitability and operating trends that have led to implementation of efficiency measures which result in cost savings.

•	We have also improved operating performance at a number of our hotels through measures including:

•	appealing real estate taxes, generating annualized tax savings;

•	assisting our hotel operators in conducting energy reviews and audits, generating fuel and electric savings;

•	assisting our operators in a review of staffing levels and productivity standards, generating labor savings; and

•	assisting our operators in a review of their food purchasing practices and vendor pricing, generating reductions in food costs.

•	Our hotels are operated under a number of different brands in different locations, which exposes us to diverse management approaches and provides us with an opportunity to identify, develop and apply what we believe to be the best practices in the industry. Our asset management group uses this knowledge to help our preferred operators implement revenue enhancement opportunities, improve operating performance through cost-saving actions and generate incremental profitability above a hotel’s baseline results.

We provide rigorous oversight of the properties and management companies to ensure the alignment of the management companies’ and our interests and their compliance with the management contracts relating to our properties:

•	We closely monitor the management companies to which we have delegated the management of our hotels to ensure that they adhere to the terms of their contracts with us. Our asset management group systematically monitors operating decisions, which are made independently by hotel operators but impact the profitability of our hotel properties. In addition, our asset management group works with each of our preferred operators at their corporate level to seek to maximize the value of our properties through the operation of their internal programs and to ensure that cost allocations to each of our properties are appropriate.

•	As a result of the depth of our involvement in our hotel properties, we believe we attain more favorable terms upon renewal of management contracts. For example, where possible, we negotiate management contracts that align the interests of hotel operators with those of the hotel owner by increasing the emphasis on incentive management fees, which we believe focuses the obligation of each hotel’s management to operate for the benefit of the hotel rather than for the benefit of the brand the hotel carries. In certain cases, these initiatives have included a cap on the allocation of certain chain level expenses to our hotels and, in other cases, have included persuading hotel management companies to adopt money-saving labor management and food and beverage purchasing systems.

Our asset management team is integral to the capital planning at each hotel including both routine maintenance expenditures and innovative hotel investments to enhance revenues:

•	We work with our managers to ensure that each of our hotel properties is maintained in good repair and condition in conformity with applicable laws and regulations and consistent with the brand’s standards, other hotels and the provisions of the management agreements. The expense of routine repairs, maintenance and ordinary course capital expenditures performed by our management companies are deducted from a furniture, fixtures and equipment reserve, which is generally funded on a monthly basis by a portion of a hotel’s gross revenue. With respect to extraordinary capital expenditures or expenditures outside the ordinary course of operating a hotel, we typically retain approval rights, spending limits or other restrictions that limit the ability of our management companies to perform significant programs of capital improvements, renovation or refurbishing that we believe are unnecessary, undesirable or would result in an unacceptable return on investment.

•	Our team’s creative approach often results in capital investment plans for conversion of unused or underutilized space to new revenue-generating facilities. Examples have included changing the usage of existing hotel space and the identification of expansion areas to create additional meeting rooms, guest rooms and retail outlets.

Asset Growth Through Acquisitions

Key elements.    Our acquisition strategy incorporates three key elements:

•	Focusing on the acquisition of upper upscale and luxury hotels in attractive markets with barriers to entry where we believe there are opportunities for us to add value by employing our asset management skills and systems;

•	Targeting either hotels with existing management contracts or hotels where there is an opportunity to put in place a management contract with one of our preferred operators that would enhance asset value; and

•	Building single- and multi-brand relationships with our preferred operators, which are leading hotel management companies that have strong brand recognition, superior marketing capabilities, management depth and an ability to work with our team to create efficient operations.

Acquire upper upscale and luxury hotels.    We target upper upscale and luxury hotels in select urban and resort markets, including major business centers and leisure destinations, with strong growth characteristics and high barriers to entry. Typically, our target hotels would be larger than 150 rooms and have growth or expansion opportunities. We believe that the upper upscale and luxury hotel sector is an extremely attractive sector for long-term investment, especially considering the supply constraints characteristic of that sector. These supply constraints include the importance of location, lack of available land, high development costs, long development and entitlement lead times and brand trade area restrictions that prevent the addition of a certain brand or brands in close proximity. Moreover, the management-intensive nature of upper upscale and luxury hotels provides our experienced management team with the opportunity to enhance value and maximize operating results at these hotels by monitoring performance and suggesting practical strategies for creating greater revenue flow to the bottom line.

Target hotels with management contracts or where we can put value-enhancing management contracts in place.    We believe that a significant percentage of upper upscale and luxury hotels in North America have management contracts with remaining durations in excess of five years. We believe that our operating skills and experience with our preferred operators enables us to acquire properties with existing management contracts and provide for opportunities to achieve higher initial investment returns than we might attain from similar-quality hotels without management contracts.

Continuous research and disciplined investment decisions.    As a result of our ongoing research, the selection of target markets and individual property targets is updated continuously to foster a proactive acquisition process. We believe our acquisition process permits us to make disciplined investment decisions quickly and efficiently, offering sellers the benefit of an expedited closing and certainty of execution.

Selected international opportunities.    We have the skills and experience to acquire and asset manage hotels both domestically and internationally, which have permitted us to diversify our portfolio geographically. We currently own hotels in Mexico City and Punta Mita, Nayarit, Mexico, leasehold interests in hotels in Paris, France and Hamburg, Germany and a joint venture interest in a hotel in Prague, Czech Republic, which we asset manage for the joint venture. We believe that the international scope of our knowledge and skills places us in a unique position among lodging REITs and will permit us to take advantage of select international hotel opportunities.

Condominium hotel, fractional ownership and other development.    Although our principal focus is on the development of value in our hospitality business, certain of our properties may have alternative, higher relative value residential uses. In selected cases, management intends to pursue a residential strategy in conjunction with residential for sale experts and/or partners. The goals in a residential conversion strategy would include improving the return on an existing asset, liquidating an asset at a premium that would permit reinvestment into additional hospitality assets, and/or providing a mixed use opportunity that would be complementary and therefore increasing the revenue potential of an investment.

Growth through joint ventures.    While joint venture financing of new acquisitions is not a primary growth strategy, we have had a successful history of entering into joint venture arrangements and will consider opportunities in the future when:

•	they are with strategic partners whose financial objectives are compatible with ours;

•	they provide compelling economics that may include current asset management fee income and upside participation; and/or

•	they provide access to strategically important hotel acquisitions.

Advantages of this investment strategy include allowing us to expand our portfolio, increase fee-based income, enhance the return on our real estate through fee and incentive income and foster closer relationships with our preferred operators. We can also gain additional diversification of our capital and higher return on investment by investing in a larger number of properties, although through a smaller investment in each property.

Growth through strategic asset management.    We will seek to asset-manage properties when such an involvement leads to access to profitable hotel investment opportunities. Our goal is not to enter the traditional asset management business and compete with pure fee for service asset managers on price, but rather to take advantage of special opportunities, like the joint venture opportunities previously described, or strategic alliances that will allow us to earn fees to supplement the returns from our owned properties with limited or no accompanying financial commitment. Similar to our joint venture properties, through these management relationships we expect to gain familiarity with the assets we oversee which may position us favorably to acquire ownership of these properties if they are offered for sale.

Recycle capital for future investments through opportunistic dispositions.    We will take advantage of opportunities to sell or enter into a joint venture with respect to our ownership in a property, thereby freeing capital for future investment, when we believe that a disposition or entering into a joint venture would be in our best interest and in compliance with continued qualification as a REIT. For example, we are likely to sell or enter into a joint venture with respect to ownership in properties in circumstances where:

•	we believe that our asset management team has maximized the property’s value;

•	the proceeds of the disposition are unusually attractive;

•	the market in which the property is located is declining or static; or

•	competition in the market requires substantial capital investment which will not generate returns that meet our criteria.

Summary of Hotel Properties

Set forth below is a summary of certain information related to our hotel properties as of May 9, 2006:

Hotel	Location	Number of Rooms	Property Interest	Date Acquired
Hyatt Regency New Orleans(1)(*)	New Orleans, LA	1,184	Fee simple	9/1997
InterContinental Chicago Hotel(2)(*)	Chicago, IL	792	Fee simple	4/2005
Hyatt Regency Phoenix(*)	Phoenix, AZ	696	Fee simple	1/1998
Fairmont Chicago Hotel(*)	Chicago, IL	691	Fee simple	9/2005
Hotel del Coronado(3)(*)	Coronado, CA	679	Fee simple	1/2006
InterContinental Miami Hotel(2)(*)	Miami, FL	641	Fee simple	4/2005
Hilton Burbank Airport and Convention Center(*)	Burbank, CA	488	Fee simple	1/1998
Marriott Rancho Las Palmas Resort(4)(*)	Rancho Mirage, CA	444	Fee simple	1/1998
Hyatt Regency La Jolla at Aventine(*)	La Jolla, CA	419	Fee simple	7/1999
Marriott Lincolnshire Resort(5)(*)	Lincolnshire, IL	389	Ground lease	9/1997
InterContinental Prague(6)(*)	Prague, Czech Republic	372	Fee simple	8/1999
Loews Santa Monica Beach Hotel(7)(*)	Santa Monica, CA	342	Fee simple	3/1998
Marriott Hamburg(8)	Hamburg, Germany	277	Leasehold	6/2000
Ritz-Carlton Half Moon Bay(*)	Half Moon Bay, CA	261	Fee simple	8/2004
Four Seasons Mexico City(*)	Mexico City, Mexico	240	Fee simple	12/1997
Four Seasons Washington, D.C.	Washington, D.C.	211	Fee simple	3/2006
Paris Marriott Champs Elysees(8)	Paris, France	192	Leasehold	2/1998
Four Seasons Punta Mita Resort(*)	Punta Mita, Mexico	145	Fee simple	2/2001

Total Number of Rooms		8,463

(1)	This property has been substantially damaged by Hurricane Katrina that struck the Gulf Coast region in August 2005 and as a result, the hotel’s operations have effectively ceased.
(2)	We own 85% controlling interests in two joint ventures that own these properties.
(3)	We have a 45% interest in the joint venture that owns this property.
(4)	On May 7, 2006, we entered into an agreement to sell the Marriott Rancho Las Palmas Resort for $56.0 million. The sale is expected to close in July 2006. See “—Recent Developments—Hotel Disposition.”
(5)	We have a ground lease interest in this property.
(6)	We have a 35% joint venture interest in this property.
(7)	We are restricted by agreement from selling this property other than in a transaction that will qualify as a tax deferred exchange and must maintain a specific minimum level of indebtedness encumbering this property until a future date.
(8)	These properties were originally acquired on the dates indicated in the table, but were subsequently sold to a third party and leased back by us in transactions that are more fully described in our Annual Report on Form 10-K/A and certain other documents incorporated by reference herein.
(*)	These properties are subject to mortgages as more fully described in our Annual Report on Form 10-K/A and certain other documents incorporated by reference herein.

Recent Developments

Restatements

On May 1, 2006, after consultation with and review of our management’s conclusions as discussed below, our audit committee of the board of directors concluded that previously issued consolidated statements of cash flows contained in our consolidated financial statements for the quarter ended March 31, 2005 and for the years ended December 31, 2005 and 2004 included in our quarterly report on Form 10-Q for the quarter ended March 31, 2005 and in our annual report on Form 10-K for the year ended December 31, 2005, respectively, incorrectly classified certain items as cash flows from operating activities that should have been reported as cash flows from investing activities.

For the year ended December 31, 2005, our management determined that $40.1 million of cash spent for escrow deposits and purchased notes receivable relating to hotel and land acquisitions should have been reported as “net cash used in investing activities” rather than as a reduction of “net cash provided by operating activities.” For the quarter ended March 31, 2005, our management similarly concluded that $8.0 million of cash spent for escrow deposits related to a hotel acquisition should have been reported as “net cash used in investing activities” rather than as a reduction of “net cash provided by operating activities.” For the year ended December 31, 2004, our management concluded that $4.9 million pertaining to investments in our hotels and issuance of a note receivable should have been reported as a reduction of “net cash provided by investing activities” rather than as “net cash used in operating activities.”

Accordingly, our management concluded on May 1, 2006 that the previously filed financial statements and any related reports of our independent registered public accounting firm should no longer be relied upon and that we should file a Form 10-K/A for the year ended December 31, 2005 to correct the classification errors in the consolidated statements of cash flows for the fiscal years ended December 31, 2005 and 2004, and should include in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006 a corrected consolidated statement of cash flows for the classification errors in the consolidated statement of cash flows for the quarter ended March 31, 2005. On May 8, 2006, we filed an annual report on Form 10-K/A for the year ended December 31, 2005 to correct the classification errors in the consolidated statements of cash flows for the fiscal years ended December 31, 2005 and 2004. On May 10, 2006, we filed our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006 which included the correction of the classification errors in the consolidated statement of cash flows for the quarter ended March 31, 2005. The restatements do not affect the total net change in cash and cash equivalents for the quarter ended March 31, 2005 or years ended December 31, 2005 and 2004, and have no impact on our consolidated balance sheets, consolidated statements of operations and comprehensive income (loss) or the related income (loss) per share amounts as of any date or for any quarter or year. The restatements also have no impact on the non-GAAP measures of funds from operations (FFO), FFO-Fully Converted or EBITDA which are described in the selected financial data section in our annual reports on Form 10-K for the years ended December 31, 2005 and 2004.

In connection with the restatement of our consolidated statements of cash flows for the years ended December 31, 2005 and 2004 and the quarter ended March 31, 2005, our management determined on May 1, 2006 that our company’s internal control over financial reporting as of March 31, 2005 and December 31, 2005 was not effective due to the existence of a material weakness in the internal control over financial reporting relating to the proper classification of cash flows pertaining to certain escrow deposits, purchased notes receivable and investments in our hotels. Accordingly, our management concluded that its report on such internal controls included in our annual report on Form 10-K for year ended December 31, 2005 and any related report of our independent registered public accounting firm should no longer be relied upon. Subsequent to the filing of our original annual report on Form 10-K for the year ended December 31, 2005 and in connection with the preparation for filing of our quarterly report on Form 10-Q for the period ended March 31, 2006, we have implemented additional procedures in the preparation and review of the consolidated cash flow statement and believe that we have remediated this weakness and that our disclosure controls and procedures and internal control over financial reporting are effective.

Terminated April 19, 2006 Series C Cumulative Redeemable Preferred Stock Offering

On April 19, 2006, we announced that we had agreed to sell in an underwritten public offering 5,000,000 shares of our 8.25% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25 per share). The offering was scheduled to close on May 17, 2006. In light of the information discussed under “—Restatements,” on May 10, 2006, we and the underwriters terminated the April 19, 2006 offering and the related underwriting agreement.

Acquisitions

Ritz-Carlton Laguna Niguel.    On May 9, 2006, we entered into an agreement with SHC LLC to purchase the Ritz-Carlton Laguna Niguel for approximately $330 million and we agreed to assume up to $8.55 million in debt. The acquisition is expected to be financed using mortgage debt, equity, or borrowings on the bank credit facility or some combination thereof and is anticipated to close in July 2006. The Ritz-Carlton Laguna Niguel, a 393-room luxury resort in Dana Point, California, sits upon 18 acres perched atop a bluff overlooking the Pacific Ocean. The resort contains 25,600 square feet of executive meeting space, 54,000 square feet of outdoor meeting space, five premium food and beverage outlets, and full beach access.

In 2004, the owners of the Ritz-Carlton Laguna Niguel began a major renovation of the hotel which included remodeling all guest rooms, the restaurant, the spa, and most common areas including the lobby and reception area. This renovation continued through most of 2005 until the final guestrooms were completed and returned to service in late November. Primarily as a result of this renovation and the business displaced by it, the hotel incurred significant losses in 2004 and 2005. Summary financial data of the hotel for the three years ended December 31, 2005 is provided below (in thousands), which data below does not include all expense items for the periods presented:

	2005	2004	2003
• Revenues	$51,405	$56,413	$64,794

Certain Expenses

• Hotel operating expenses	46,641	45,219	46,617

• Interest expense	10,978	9,423	9,413

• Depreciation expense	9,246	6,122	6,389

• Net (loss) income	(17,083)	(7,387)	1,210

Westin St. Francis San Francisco.    On April 4, 2006, SHC St. Francis, L.L.C., a wholly owned subsidiary of SHC Funding, signed an agreement to acquire the Westin St. Francis San Francisco hotel from BRE/St. Francis L.L.C., a wholly owned subsidiary of Blackstone Real Estate Partners, for a purchase price of $440.0 million, or a price of $368,200 per room. The acquisition, which is expected to close during the second quarter of 2006, remains subject to customary closing conditions. The 1,195-room iconic hotel features 45 luxury suites, 50,000 square feet of meeting space, 39,000 square feet of retail space with a significant presence on Union Square, a 4,600 square foot health club and spa, and four premium food and beverage outlets. Westin, an affiliate of Starwood, will continue to manage the property subsequent to the closing of the acquisition.

LaSolana Hotel and Villas Development Site.    On March 8, 2006, we acquired the LaSolana Hotel and Villas development site in Nayarit, Mexico, immediately adjacent to our existing Four Seasons Punta Mita Hotel, for an aggregate purchase price of $30.2 million plus the present value of installments equal to $10.6 million. The purchase includes a fee simple interest in 20.5 acres under planning for approximately 70 hillside hotel suites, spa, restaurant, pool and retail space with direct Pacific Ocean views. As part of the purchase, we obtained the exclusive rights to build approximately 55 for sale residences on an additional 27.0 adjacent acres.

Four Seasons Hotel, Washington, D.C.    On March 1, 2006, SHC Washington, L.L.C., a wholly owned subsidiary of SHC Funding, acquired the Four Seasons Hotel, Washington, D.C. from Georgetown Plaza

Associates LLC, an affiliate of the Louis Dreyfus Property Group, for a purchase price of $169.6 million. The acquisition was funded with proceeds raised through our public offering of common stock which closed on January 30, 2006 and February 9, 2006 and our public offering of preferred stock which closed January 31, 2006.

Hotel Disposition

On May 7, 2006, we entered into an agreement to sell the Marriott Rancho Las Palmas Resort for $56.0 million. As of March 31, 2006, the net carrying value of the property amounted to approximately $38.8 million and its related mortgage debt amounted to approximately $11.0 million. The expected gain on the sale is approximately $15.5 million, including estimated closing costs. The sale is anticipated to close in July 2006.

Dividends

In March 2006, we declared a quarterly dividend of $0.23 per share of our common stock payable on April 20, 2006 to shareholders of record as of the close of business on March 31, 2006. In addition, we declared a quarterly dividend of $0.53125 per share of our 8.50% Series A Cumulative Redeemable Preferred Stock payable on March 31, 2006 to shareholders of record as of the close of business on March 15, 2006. We also declared a quarterly dividend of $0.34375 per share of our 8.25% Series B Cumulative Redeemable Preferred Stock payable on March 31, 2006 to shareholders of record as of the close of business on March 15, 2006. Since our Series B Preferred Stock was initially issued on January 31, 2006 and was outstanding only for two months of the quarter, the dividend paid represents a portion of the normal scheduled quarterly dividend of $0.5156 per share.

SHC LLC Asset Management Agreement

On May 9, 2006, SHC LLC signed an agreement to sell to us the Ritz-Carlton Laguna Niguel, a property that we manage for SHC LLC under our asset management agreement. The sale is expected to close in July 2006. As a result of this disposition, the asset management fee under our asset management agreement with SHC LLC is expected to be reduced by approximately $1.5 million annually to $700,000 after the sale is consummated. We anticipate that in the future, SHC LLC will sell the last hotel included within the agreement, which would eliminate asset management fees earned from SHC LLC.

Termination of Rancho Las Palmas Resort Management Agreement

In March 2006, in order to increase the range of options available to us with respect to our future plans for the Marriott Rancho Las Palmas Resort in Rancho Mirage, California, including its potential sale, we reached an agreement with the hotel’s manager, Marriott Hotel Services, Inc., or MHS, to terminate the hotel management agreement with MHS. Under the termination agreement, we are required to pay MHS an initial termination fee of $5.0 million in 2006 and an additional termination fee of $5.0 million in 2009. However, we will not be required to pay the additional termination fee if by December 31, 2008, we have entered into one or more hotel management agreements with MHS for a term of at least 30 years covering properties we or our affiliates own that were not previously managed or operated by MHS or its affiliates providing for total management fees of at least $1.0 million per annum. We also agreed to reimburse MHS for severance costs for MHS employees at the resort. As a result of this agreement we recorded a charge of approximately $10.4 million in our first quarter 2006 financial statements. For the year ended December 31, 2005, the Marriott Rancho Las Palmas contributed approximately $34.7 million of our revenues and $2.5 million of our EBITDA. On May 7, 2006, we entered into an agreement to sell the Marriott Rancho Las Palmas Resort for $56.0 million. The sale is anticipated to close in July 2006.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of Series C Preferred Stock” beginning on page S-38 of this prospectus supplement and “Description of Our Preferred Stock” beginning on page 12 of the accompanying prospectus.

Issuer	Strategic Hotels & Resorts, Inc.

Securities offered

                 shares of 8.25% Series C Cumulative Redeemable Preferred Stock, which we refer to as the Series C Preferred Stock. We may sell up to                  additional shares of Series C Preferred Stock upon exercise of the underwriters’ over-allotment option.

Dividends

Investors will be entitled to receive, when and as authorized by the board of directors and declared by us, out of funds legally available for the payment of distributions, cumulative cash dividends on the Series C Preferred Stock at a rate of 8.25% per annum of the $25.00 liquidation preference (equivalent to $2.0625 per annum per share). However, if following a “change of control,” the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, investors will be entitled to receive, when and as authorized by the board of directors and declared by us, out of funds legally available for the payment of distributions, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted at the increased rate of 9.25% per annum of the $25.00 liquidation preference (equivalent to $2.3125 per annum per share for as long as the Series C Preferred Stock is not so listed or quoted). To see how we define change of control for this purpose, see “Description of the Series C Preferred Stock—Dividends” below. Commencing on June 30, 2006, dividends will be payable quarterly on or about the last calendar day of each March, June, September and December. Dividends on the Series C Preferred Stock will be cumulative from, but excluding, the date of original issuance, which is expected to be May 17, 2006. Dividends on the Series C Preferred Stock will accrue regardless of whether:

•	our agreements, including our credit facilities, at any time prohibit the current payment of dividends;

•	we have earnings;

•	there are funds legally available for the payment of such dividends; or

•	such dividends are authorized by our board of directors.

Liquidation preference

If we liquidate, dissolve or wind up our operations, the holders of our Series C Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other of our equity securities ranking junior to the Series C Preferred Stock as to liquidation rights. The rights of the holders of the Series C Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series C Preferred Stock, including our 8.50% Series A Cumulative Redeemable Preferred Stock and our 8.25% Series B Cumulative Redeemable Preferred Stock.

No maturity

The Series C Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions. Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem them or purchase all or a portion of the shares in the open market. We are not required to set aside funds to redeem the Series C Preferred Stock.

Special optional redemption

If at any time following a “change of control,” the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to the redemption date. To see how we define change of control for this purpose, see “Description of the Series C Preferred Stock—Dividends” below.

Optional redemption

We may not redeem the Series C Preferred Stock prior to May 17, 2011, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or pursuant to our special optional redemption right discussed above. On and after May 17, 2011, we may redeem the Series C Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to the redemption date.

Ranking

The Series C Preferred Stock will rank (i) senior to our common stock and any other junior shares that we may issue in the future; (ii) equal to our 8.50% Series A Cumulative Redeemable Preferred Stock and our 8.25% Series B Cumulative Redeemable Preferred Stock and any shares of parity stock that we may issue in the future; (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock); and (iv) junior to all our indebtedness.

Voting rights

Holders of the Series C Preferred Stock will generally have no voting rights. However, if distributions on any outstanding Series C Preferred Stock are in arrears for six quarterly distribution periods (whether or not consecutive), the holders of the Series C Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional directors to serve on our board of directors until such dividend arrearage is eliminated. In addition, certain changes that would be materially adverse to the rights of holders of the Series C Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and all other shares of voting preferred similarly affected and entitled to vote, voting as a single class.

Information rights

During any period in which we are not subject to the reporting requirements of the Securities Exchange Act but shares of Series C Preferred Stock are outstanding, we will mail to all holders of Series C Preferred Stock, as their names and addresses appear in our record books, copies of the annual reports and quarterly reports that we would have been required to file with the SEC if we were so subject (other than any exhibits that would have been required). We will mail the reports within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to the reporting requirements of the Securities Exchange Act. In addition, during the same period, we will, promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock.

Restrictions on ownership and transfer

To maintain our status as a REIT, not more than 50% of the value of our outstanding shares of stock, including any outstanding preferred shares, after taking into account options to acquire shares, may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), and the shares must be beneficially owned by 100 or more persons (which generally refers to entities as well as individuals) during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than the first year. To assist us in satisfying these requirements, our charter prohibits any person from owning, or transferring, shares of our stock that would cause us to violate these restrictions and generally prohibits, subject to specific waivers or exceptions approved by our board of directors, any individual from actually or constructively owning more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common stock or more than 9.8% in value of the aggregate of our outstanding stock.

Listing

We have filed an application to list the shares of Series C Preferred Stock on the New York Stock Exchange under the symbol “BEE PrC.” We expect trading of the shares of Series C Preferred Stock on the New York Stock Exchange, if listing is approved, to commence within 30 days after the initial delivery of the shares.

Form	The Series C Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

No conversion rights	The Series C Preferred Stock is not convertible into, or exchangeable for, any of our other property or securities.

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $         million, or approximately $         million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us. We intend to contribute the net proceeds from this offering to SHC Funding in exchange for a preferred limited liability company interest in SHC Funding. SHC Funding will use the proceeds to repay amounts outstanding under its revolving credit facility, to partially fund our acquisition of the Westin St. Francis hotel and for other general corporate purposes.

Settlement date	Delivery of the Series C Preferred Stock will be made against payment therefor on or about May 17, 2006.

Risk factors

Investing in our preferred stock involves certain risks, which are described under “Risk Factors” on page S-18 of this prospectus supplement, under “Risk Factors” beginning on page 5 of the accompanying prospectus and in our periodic reports incorporated herein by reference.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated financial and operating data as of and for the fiscal years ended December 31, 2005, 2004 and 2003 was derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the SEC. The following summary consolidated financial and operating data as of and for each of the three month periods ended March 31, 2006 and 2005 was derived from our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 filed with the SEC, which, in the opinion of management have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for such periods. Results for the three months ended March 31, 2006 and 2005 are not necessarily indicative of results that may be expected for the entire year.

You should read the following financial information in conjunction with our consolidated financial statements and notes thereto incorporated by reference herein.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003(1)
			(In thousands, except statistical data and per share data)
Statistical Data:
Number of hotels at the end of the period excluding unconsolidated joint venture hotels	16	14	15	14	20
Number of rooms at the end of the period excluding unconsolidated joint venture hotels	7,412	5,820	7,213	5,820	9,567
Average occupancy rate	72.9%	71.4%	71.0%	70.5%	69.2%

Operating Data:
Revenue:
Rooms	$76,799	$55,984	$257,628	$248,371	$297,542
Food and beverage	46,301	34,011	164,838	138,480	158,158
Other hotel operating revenue	14,121	11,983	53,492	49,827	54,393
Lease revenue	3,801	4,071	16,787	24,233	27,638

Total Revenues	141,022	106,049	492,745	460,911	537,731

Operating Costs and Expenses:
Rooms	17,993	12,026	62,730	62,772	77,588
Food and beverage	32,486	23,946	116,493	106,131	123,204
Other departmental expenses	37,320	27,582	136,559	125,803	140,117
Management fees	4,003	4,255	15,033	16,351	18,330
Other hotel expenses	18,819	5,683	29,089	27,722	34,948
Lease expense	3,224	3,573	13,178	6,446	—
Depreciation and amortization	14,513	9,677	49,824	57,275	78,760
Corporate expenses	5,673	4,757	21,023	28,845	21,912

Total Operating Costs and Expenses	134,031	91,499	443,929	431,345	494,859

Operating Income	6,991	14,550	48,816	29,566	42,872
Interest Expense	(7,850)	(7,054)	(36,142)	(62,191)	(104,059)
Minority Interests	(312)	(1,996)	(3,508)	1,993	(2,895)
Income (Loss) from Continuing Operations	2,271	6,433	10,772	(52,090)	(81,626)
Income from Discontinued Operations	12	666	19,488	65,423	25,432

Net Income (Loss)	$2,283	$7,099	$30,260	$13,333	$(56,194)

Net (Loss) Income Available to Common Shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)

FFO—Fully Converted(3)	$13,676	$19,252	$61,313	$(260)	$32,025

EBITDA(3)	$28,004	$29,248	$133,475	$143,180	$151,781

Ratio of earnings to combined fixed charges and preferred share dividends(4)	0.62x	2.16x	1.09x	0.41x	0.30x

	Three Months Ended March 31,	Year Ended December 31,
	2006	2005(1)	2004(1)(2)	2003(1)
		(In thousands, except statistical data and per share data)

Balance Sheet Data:
Property and equipment, net, including goodwill, intangible assets and assets held for sale	$1,368,929	$1,151,340	$798,618	$1,748,864
Cash and cash equivalents(5)	101,542	97,132	67,050	193,134
Total assets	1,731,849	1,448,110	990,350	2,079,521
Convertible debt, credit facility, mortgages and other debt payable and liabilities of assets held for sale	655,710	659,380	543,140	1,696,167
Total liabilities	892,633	861,367	732,744	1,832,845
Minority interests	22,589	87,646	61,053	107,608
Owners’ equity	816,627	499,097	196,553	139,068
Cash dividends declared per common share	0.23	0.88	0.44	N/A

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004 and five hotel properties in the first two quarters of 2003 as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Trends and Events—Sales of Hotels” in our Annual Report on Form 10-K/A for the year ended December 31, 2005. The statistical data for each year presented above includes the sold hotels prior to the date of sale. The operations of the sold hotels are included as discontinued operations in the operating data above for all years presented.
(2)	The historical information for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of our initial public offering (IPO).
(3)	We present three non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Funds From Operations (FFO), FFO-Fully Converted, and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA). Reconciliation of these measures to net (loss) income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We present FFO-Fully Converted, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and FFO-Fully Converted provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net (loss) income available to common shareholders excluding: (i) interest expense; (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2005, 2004 and 2003 is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests into our common stock and for 2005 and the first quarter of 2006, it includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We believe EBITDA is useful to management and investors in evaluating our operating performance because it provides management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as a measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO-Fully Converted and EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO-Fully Converted and EBITDA should not be considered an alternative measure of our net (loss) income available to common shareholders or operating performance. FFO, FFO-Fully Converted and EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO-Fully Converted and EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net (loss) income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, FFO-Fully Converted and EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO-Fully Converted and EBITDA.

(4)	Earnings were inadequate to cover fixed charges by $5,035 for the three months ended March 31, 2006 and $36,832 and $72,958 for the years ended December 31, 2004 and 2003, respectively.
(5)	Includes restricted cash and cash equivalents.

The following tables show the reconciliation between net (loss) income available to common shareholders and FFO and FFO-Fully Converted and net (loss) income available to common shareholders and EBITDA for the periods indicated:

Reconciliation of Net (Loss) Income Available to Common Shareholders to Funds from Operations (FFO) and FFO-Fully Converted

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003
			(in thousands)
Net (loss) income available to common shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)
Depreciation and amortization—continuing operations	14,513	9,677	49,824	57,275	78,760
Depreciation and amortization—discontinued operations	—	910	2,782	4,188	9,414
Gain on sale of assets—continuing operations	(30)	—	(42)	—	—
Gain on sale of assets—discontinued operations	(13)	—	(21,202)	(75,982)	(21,072)
Realized portion of deferred gain on sale leasebacks	(1,052)	(1,142)	(4,355)	(2,180)	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	316	344	1,307	657	—
Minority interest adjustments	(795)	(2,629)	(10,546)	(5,573)	(466)
Adjustments from consolidated joint ventures	(582)	—	—	—	—
Adjustments from unconsolidated affiliates	1,830	510	2,096	3,174	3,320

FFO(3)	12,764	14,420	43,371	(5,108)	13,762
Convertible debt interest expense	—	—	—	4,105	14,902
Convertible minority interests	912	4,832	17,942	743	3,361

FFO—Fully Converted(3)	$13,676	$19,252	$61,313	$(260)	$32,025

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004 and five hotel properties in the first two quarters of 2003 as more fully described in our Annual Report on Form 10-K/A.
(2)	The reconciliation for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of the IPO.
(3)	FFO has not been adjusted for the following amounts included in net (loss) income available to common shareholders because these items have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $10,384 for the three months ended March 31, 2006.

•	Deferred tax benefit on termination costs amounted to $4,045 for the three months ended March 31, 2006.

•	Impairment losses from discontinued operations amounted to $12,675 for the year ended December 31, 2004.

•	Loss on early extinguishment of debt from continuing operations amounted to $7,572, $20,874 and $13,121 for the years ended December 31, 2005, 2004 and 2003, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $543, $1,060 and $1,726 for the years ended December 31, 2005, 2004 and 2003, respectively.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003
			(in thousands)
Net (loss) income available to common shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)
Depreciation and amortization—continuing operations	14,513	9,677	49,824	57,275	78,760
Depreciation and amortization—discontinued operations	—	910	2,782	4,188	9,414
Interest expense—continuing operations	7,850	7,054	36,142	62,191	104,059
Interest expense—discontinued operations	—	428	1,607	2,964	9,684
Income taxes—continuing operations	(2,236)	940	1,298	4,815	(2)
Mexican asset tax refund	—	—	—	(2,427)	—
Minority interests	117	2,203	7,396	(4,831)	2,895
Adjustments from consolidated joint ventures	(1,081)	—	—	—	—
Adjustments from unconsolidated affiliates	6,558	937	4,166	5,672	3,165
Preferred shareholder dividend	3,706	349	6,753	—	—

EBITDA(3)	$28,004	$29,248	$133,475	$143,180	$151,781

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004 and five hotel properties in the first two quarters of 2003 as more fully described in our Annual Report on Form 10-K/A.
(2)	The reconciliation for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of the IPO.
(3)	EBITDA has not been adjusted for the following amounts included in net (loss) income available to common shareholders because these items have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Gain on sale of assets from continuing operations amounted to $30 for the three months ended March 31, 2006.

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $10,384 for the three months ended March 31, 2006.

•	Impairment losses from discontinued operations amounted to $12,675 for the year ended December 31, 2004.

•	Loss on early extinguishment of debt from continuing operations amounted to $7,572, $20,874 and $13,121 for the years ended December 31, 2005, 2004 and 2003, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $543, $1,060 and $1,726 for the years ended December 31, 2005, 2004 and 2003, respectively.

•	Gain on sale of assets from discontinued operations amounted to $13 for the three months ended March 31, 2006 and $21,202, $75,982 and $21,072 for the years ended December 31, 2005, 2004 and 2003, respectively.

•	Realized portion of deferred gain on sale leasebacks amounted to $1,052 and $1,142 for the three months ended March 31, 2006 and 2005, respectively, and $4,355 and $2,180 for the years ended December 31, 2005 and 2004, respectively.

RISK FACTORS

An investment in our Series C Preferred Stock involves various risks. You should carefully consider the following risk factors in conjunction with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase our Series C Preferred Stock.

Risks Related to Our Business

If we fail to maintain effective internal control over financial reporting and disclosure controls and procedures in the future, we may not be able to accurately report our financial results, which could have an adverse effect on our business.

If our internal control over financial reporting and disclosure controls and procedures are not effective, we cannot provide reliable financial information. Subsequent to the filing of our annual report on Form 10-K for the year ended December 31, 2005, we determined that our consolidated statements of cash flows for the years ended December 31, 2005 and 2004 included in our annual report on Form 10-K/A and for the quarter ended March 31, 2005 included in our quarterly report on Form 10-Q for the quarter ended March 31, 2005 should be restated because the statements incorrectly classified certain items as cash flows from operating activities that should have been reported as cash flows from investing activities. Accordingly, we restated our consolidated statements of cash flows for the years ended December 31, 2005 and 2004 and our consolidated statement of cash flows for the quarter ended March 31, 2005 in our annual report on Form 10-K/A for the year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, respectively. In connection with these restatements, we determined that our internal control over financial reporting as of March 31, 2005 and December 31, 2005 was not effective due to the existence of a material weakness in the internal control over financial reporting relating to the proper classification of cash flows pertaining to certain escrow deposits, purchased notes receivable and investments in our hotels. Although we have implemented additional procedures that we believe enable us to properly prepare and review our consolidated statement of cash flows, we cannot be certain that these measures will ensure that we will maintain adequate controls over our financial reporting process in the future. If we discover additional deficiencies, we will make efforts to remediate these deficiencies; however, there is no assurance that we will be successful either in identifying deficiencies or in their remediation. Any failure to maintain effective controls in the future could adversely affect our business or cause us to fail to meet our reporting obligations. Such noncompliance could also result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements. In addition, perceptions of our business among customers, suppliers, rating agencies, lenders, investors, securities analysts and others could be adversely affected.

Our New Orleans hotel property has been substantially damaged by Hurricane Katrina. There can be no assurance as to when the property will be restored and when our operations there will fully recover, and ultimately whether our losses will be completely covered by our insurance.

Our Hyatt Regency New Orleans Property has been substantially damaged by Hurricane Katrina that struck the Gulf Coast region in August 2005, and as a result, the hotel’s operations have substantially ceased. The physical damage to the property and the interruption of the hotel’s operations has had and is expected to have a material adverse effect on our results of operations. Substantial capital expenditures for the restoration of the property are required and we expect to incur operating losses at the property for the foreseeable future. There can be no assurance that our losses from property damage and business interruption will be offset by the proceeds of insurance obtained under our insurance policy. Further, the insurance policy requires payment by us of a deductible of approximately $11.0 million for this claim. Ultimately, our claims for insurance will be subject to review by our insurance carrier, any of which may be rejected in whole or in part. The value of the hotel and its future contribution to our results of operations will depend on our ability to restore the property without any substantial delays and on the recovery of the New Orleans local economy in general and, in particular, the recovery of the New Orleans tourism and convention industry. A natural disaster producing the devastation of Hurricane Katrina is unprecedented in recent U.S. history and the recovery of the local economies and impacted industries in the affected regions will turn on the leadership and actions of federal, state and local governments, which are beyond our control. We can provide no assurance as to the timing and ultimate success of government lead recovery efforts. Our New Orleans property contributed approximately 15% of our EBITDA for the six months ended June 30, 2005.

The termination of or the continued reduction in our fee generated under our asset management agreement with SHC LLC will result in a loss of income that will negatively affect our reported results and may decrease the amount of distributions that we may be able to make to our stockholders.

Our asset management agreement with SHC LLC is terminable by SHC LLC at any time after June 29, 2006 upon 90 days’ notice. Additionally, the annual fee payable to us under the asset management agreement was reduced after December 31, 2005 to the extent that SHC LLC has sold any of its hotels covered by the asset management agreement. As a result of dispositions, the asset management fee has been reduced to $2.2 million annually and upon the consummation of the pending sale of the Ritz-Carlton Laguna Niguel, it will be further reduced by approximately $1.5 million annually. We anticipate that in the future SHC LLC will sell the last hotel subject to the asset management agreement, which would eliminate our asset management fee from SHC LLC. If the asset management agreement is terminated and as our fee continues to be reduced, we will experience a loss of income that will negatively affect our reported results and may decrease the amount of distributions that we may be able to make to our stockholders.

We have substantial debt, a portion of which is variable rate debt, and we may incur additional indebtedness, which may negatively affect our business and financial results.

Our debt may negatively affect our business and financial results, including:

•	requiring us to use a substantial portion of our funds from operations to make required payments on principal and interest, which will reduce the amount available for distributions to stockholders, funds available for operations and capital expenditures, future business opportunities and other purposes;

•	making us more vulnerable to economic and industry downturns and reducing our flexibility in responding to changing business and economic conditions;

•	limiting our ability to borrow more money for operations, capital or to finance acquisitions in the future; and

•	requiring us to dispose of properties in order to make required payments of interest and principal.

We have a substantial amount of outstanding indebtedness, a portion of which bears interest at a variable rate, and we may borrow additional variable rate debt under our revolving credit facility. Increases in interest rates on our existing variable rate indebtedness would increase our interest expense, which could harm our cash flow and our ability to pay distributions.

Since we anticipate that our internally generated cash will be adequate to repay only a portion of our indebtedness prior to maturity, we expect that we will be required to repay debt through re-financings and/or equity offerings. The amount of our existing indebtedness may adversely affect our ability to repay debt through re-financings. If we are unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us and which might adversely affect cash available for distributions. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, our interest expense would increase, which would adversely affect our operating results.

We also intend to incur additional debt in connection with future acquisitions of real estate. We may, in some instances, borrow under our revolving credit facility or borrow new funds to acquire properties. In addition, we may incur mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties we acquire. If necessary or advisable, we may also borrow funds to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income or to ensure otherwise that we maintain our qualification as a REIT for U.S. Federal income tax purposes.

Our working capital and liquidity reserves may not be adequate to cover all of our cash needs and we may have to obtain financing from either affiliated or unaffiliated sources. Sufficient financing may not be available or, if available, may not be available on reasonable terms. Additional borrowings for working capital purposes will increase our interest expense, and therefore may harm our financial condition and results of operations.

Our organizational documents do not limit the amount of indebtedness that we may incur. If we become highly leveraged, then the resulting increase in debt service would reduce cash available for distribution and could adversely affect our ability to make payments on our outstanding indebtedness and harm our financial condition.

The geographic concentration of our hotels in California makes us more susceptible to economic downturn in that state.

As of May 9, 2006, six of our hotels were located in California, the greatest concentration of our portfolio properties in any state. California has been historically at greater risk to certain acts of nature, such as floods and earthquakes, than other states, and has also been subject to a more pronounced economic downturn than other regions. It is also possible that a change in California laws applicable to hotels and the lodging industry may have a greater impact on us than a change in comparable laws in another jurisdiction where we have hotels. Accordingly, our business, financial condition and results of operations may be particularly susceptible to a downturn or changes in the California or other local economies where we operate.

An economic slowdown would adversely affect our results by causing declines in average daily room rates or occupancy.

The performance of the lodging industry has traditionally been closely linked with the general economy. In an economic downturn, upper upscale and luxury hotels may be more susceptible to a decrease in revenues, as compared to hotels in other categories that have lower room rates. In periods of weak demand, profitability is negatively affected by the relatively high fixed costs of operating upper upscale and luxury hotels, when compared to other classes of hotels. An economic slowdown could result in further declines in average daily room rates or occupancy, and thereby have a material adverse effect on our results of operations.

Rising operating expenses and costs of capital improvements could reduce our cash flow, EBITDA and funds available for future distributions.

Our properties are subject to operating risks common to the lodging industry in general. If a property’s occupancy or room rates drop to the point where its revenues are insufficient to cover its operating expenses, then we could be required to spend additional funds for that property’s operating expenses. In the future, our properties will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses, which could reduce our cash flow, Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA, and funds available for future distributions.

Our hotel properties have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. Some of these capital improvements are mandated by health, safety or other regulations. These capital improvements may give rise to (i) a possible shortage of available cash to fund capital improvements, (ii) the possibility that financing for these capital improvements may not be available to us on affordable terms and (iii) uncertainties as to market demand or a loss of market demand after capital improvements have begun. The costs of these capital improvements could adversely affect our financial condition and amounts available for distribution to our stockholders.

Our business and operating results depend in large part upon the performance of third-party hotel management companies that manage our hotels.

Our hotels are managed by third-party hotel management companies pursuant to management agreements or an operating lease in the case of the Marriott Hamburg. Therefore, our business and operating results depend in large part upon our hotel management companies’ performance under the management agreements.

Under the terms of these management agreements, the third-party hotel managers control the daily operations of our hotels. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, net revenue per available room, or RevPAR, and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. Additionally, in the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience disruptions at the affected hotels. The effectiveness of the hotel management companies in managing our hotels will, therefore, significantly affect the revenues, expenses and value of our hotels.

Additionally, our hotel management companies and their affiliates own, operate or franchise properties other than our properties, including properties that directly compete with our properties. Therefore, a hotel management company may have different interests than our own with respect to short-term or long-term goals and objectives, including interests relating to the brands under which such hotel management companies operate. Such differences may be significant depending upon many factors, including the remaining term of the management agreement, trade area restrictions with respect to competition by the hotel management company or its affiliates or differing policies, procedures or practices. Any of these factors may adversely impact the operation and profitability of a hotel, which could harm our financial condition and results of operations.

All revenues generated at our hotels, including credit card receivables, are deposited by the payors into accounts maintained and controlled by the relevant hotel management company, which pays operating and other expenses for the relevant hotel (including real and personal property taxes), pays itself management fees in accordance with the terms of the applicable management agreement and makes deposits into any reserve funds required by the applicable management agreement. In the event of a bankruptcy or insolvency involving a hotel management company, there is a risk that the payment of operating and other expenses for the relevant hotel and payment of revenues to us may be delayed or otherwise impaired. The bankruptcy or insolvency of a hotel management company may significantly impair its ability to provide services required under the management agreement.

Our financial covenants may restrict our operating or acquisition activities.

Our revolving credit facility contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, including customary financial covenants. Our ability to borrow under our revolving credit facility is subject to compliance with these financial and other covenants. We may use borrowings under our revolving credit facility to finance acquisitions and redevelopment activities and for working capital. If we are unable to borrow under our revolving credit facility or to refinance existing indebtedness, we may be prevented from making acquisitions or funding our working capital needs and our financial condition and results of operations would be adversely affected.

We face competition for the acquisition of real estate properties.

We compete with institutional pension funds, private equity investors, other REITs, owner-operators of hotels and others who are engaged in real estate investment activities for the acquisition of hotels. These competitors may drive up the price we must pay for real property, other assets or other companies we seek to acquire or may succeed in acquiring those properties, assets or companies themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing for suitable investment properties may increase in the future. This would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability may be reduced. Also, future acquisitions of real property, other assets or other companies may not yield the returns we expect and, if financed using our equity, may result in stockholder dilution. We also may not be successful in identifying or consummating acquisitions and joint ventures on satisfactory terms. In addition, our profitability may suffer because of acquisition-related costs or amortization costs for intangible assets.

We are prohibited from selling one of our properties in taxable transactions before specified dates in the future.

Unless the transaction will qualify as a tax deferred exchange, the terms of certain agreements prohibit us from selling the Loews Santa Monica Beach Hotel before the earlier of March 4, 2013 or the date three named individuals are deceased. Also, we agreed to maintain $60.0 million of indebtedness on the Loews Santa Monica Beach Hotel until such date. These limitations may prevent us from selling this property on a timely basis or at all.

Our management has a limited history operating a REIT and limited experience managing a public company.

We have a brief operating history. Until recently, our management team has historically operated our business as a privately-owned entity, has limited experience operating a REIT and limited experience managing a publicly-owned company. We continue to develop control systems and procedures adequate to support a public REIT company and this transition could place a significant strain on our management systems, infrastructure, overhead and other resources.

Investing through partnerships or joint ventures decreases our ability to manage risk.

In addition to acquiring or developing hotels and resorts directly, we have from time to time invested, and expect to continue to invest, as a co-venturer. Joint venturers often have shared control over the operation of the joint venture assets. Therefore, joint venture investments may involve risks such as the possibility that the co-venturer in an investment might become bankrupt or not have the financial resources to meet its obligations, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Consequently, actions by a co-venturer might subject hotels and resorts owned by the joint venture to additional risk. Although we generally seek to maintain sufficient control of any joint venture, we may be unable to take action without the approval of our joint venture partners. Alternatively, our joint venture partners could take actions binding on the joint venture without our consent. Additionally, should a joint venture partner become bankrupt, we could become liable for our partner’s share of joint venture liabilities.

Our entry into the hotel condominium and fractional ownership market exposes us to new risks.

We have recently announced plans to develop and market hotel condominium and fractional ownership interests at certain of our properties, which exposes us to new risks associated with entering a new line of business, including developing the knowledge of and experience in these markets, recruiting professionals to manage the new business lines and developing and capitalizing on new marketing relationships with experienced market participants. The marketing and sale of condominiums and fractional ownership interests are subject to extensive regulation by the federal government and the states in which the properties are located, and in the case of fractional ownership interests, in the states where the fractional ownership interests are marketed and sold. Changes in the legal requirements or a determination that we are not in compliance could adversely affect our hotel condominium and fractional ownership business.

The threat of terrorism has adversely affected the hotel industry generally and these adverse effects may continue or, particularly if there are further terrorist events, worsen.

The threat of terrorism has caused a significant decrease in hotel occupancy and average daily rates due to disruptions in business and leisure travel patterns and concerns about travel safety. Hotels in major metropolitan areas and near airports have been adversely affected due to concerns about air travel safety and a significant overall decrease in the amount of air travel, particularly transient business travel, which includes the corporate and premium business segments that generally pay the highest average room rates. Further terrorist acts, terrorism alerts or outbreaks of hostilities could have a negative effect on travel and on our business.

We rely on our President and Chief Executive Officer, Mr. Laurence Geller, the loss of whom could have a material adverse effect on our business.

Our continued success will depend to a significant extent on the efforts and abilities of our President and Chief Executive Officer, Mr. Laurence Geller. Mr. Geller is an experienced hotel industry senior executive, operator and consultant with over 40 years’ experience working with many major multinational hotel companies and executives. Mr. Geller is actively engaged in our management and determines our strategic direction, especially with regard to operational, financing, acquisition and disposition activity. Mr. Geller’s departure could have a material adverse effect on our operations, financial condition and operating results. Mr. Geller’s employment agreement was automatically renewed on January 1, 2006 for a one-year term ending on December 31, 2006.

Risks Related to the Lodging and Real Estate Industries

A number of factors, many of which are common to the lodging industry and beyond our control, could affect our business, including those described elsewhere in this section as well as the following:

•	increased competition from new supply or existing hotel properties in our markets, which adversely affects occupancy and revenues at our hotels;

•	dependence on business, commercial and leisure travelers and tourism;

•	dependence on group and meeting/conference business;

•	increases in energy costs, airline strikes or other factors that may affect travel patterns and reduce the number of business and commercial travelers and tourists; and

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

These factors could have an adverse effect on our financial condition, results of operations and ability to make distributions to our stockholders.

Uninsured and underinsured losses could adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Various types of catastrophic losses, such as losses due to wars, terrorist acts, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. Six of our hotels are located in California, which has been historically at greater risk to certain acts of nature (such as floods and earthquakes) than other states. Our Four Seasons hotel in Mexico City is also in an area exposed to greater risk of earthquakes. Our Hyatt Regency New Orleans, InterContinental Miami and Four Seasons

Punta Mita Resort are located in areas that are prone to hurricanes and/or floods. Our Hyatt Regency New Orleans Property has been substantially damaged by Hurricane Katrina that struck the Gulf Coast region in August 2005, and as a result, the hotel’s operations have substantially ceased.

In the event of a catastrophic loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. In the event of a significant loss that is covered by insurance, our deductible may be high and, as a consequence, it could materially adversely affect our financial condition. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position in the damaged or destroyed property.

Certain events such as the terrorist attacks on September 11, 2001 and Hurricane Katrina in August 2005 have made it more difficult and expensive to obtain property and casualty insurance, including coverage for terrorism and windstorm damage. When our current insurance policies expire, we may encounter difficulty in obtaining or renewing property or casualty insurance on our properties at the same levels of coverage, under similar terms and in a timely manner. Such insurance may be more limited and for some catastrophic risks (e.g., earthquake, flood, windstorm and terrorism) may not be generally available to fully cover potential losses. Even if we are able to renew our policies or to obtain new policies at levels and with limitations consistent with our current policies, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable or that there will not be gaps in our coverage. If we were unable to obtain adequate insurance on our properties for certain risks or in a timely manner, it would expose us to uninsured losses and could cause us to be in default under specific covenants on certain of our indebtedness or other contractual commitments we have which require us to maintain adequate insurance on our properties to protect against the risk of loss. If this were to occur, or if we were unable to obtain adequate insurance and our properties experienced damages, which would otherwise have been covered by insurance, it could materially adversely affect our financial condition and the operations of our properties.

The illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

In addition, hotel properties may not readily be converted to alternative uses if they were to become unprofitable due to competition, age of improvements, decreased demand or other factors. The conversion of a hotel to alternative uses would also generally require substantial capital expenditures.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements and as a result our ability to sell the property would be limited. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and results of operations.

We derive revenues from outside the United States, which subjects us to different legal, monetary and political risks, as well as currency exchange risks, and may cause unpredictability in a source of our cash flows.

Our business plan assumes that a portion of our investments will continue to be in hotel properties located outside the United States. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations, including:

•	enactment of laws prohibiting or restricting the foreign ownership of property;

•	laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, i.e., nationalization of assets located within a country;

•	changes in laws, regulations and policies, including land use, zoning and environmental laws as well as real estate and other tax rates;

•	exchange rate fluctuations;

•	change in the availability, cost and terms of mortgage funds resulting from varying national economic policies or changes in interest rates;

•	high administrative costs; and

•	terrorism, war or civil unrest.

Unfavorable legal, regulatory, economic or political changes such as those described above could adversely affect our financial condition and results of operations.

Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues.

Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. To the extent that cash flows from operations are insufficient during any quarter, due to seasonal fluctuations in revenues, we may have to enter into short-term borrowings to make distributions to our stockholders.

Environmental and other governmental laws and regulations could increase our compliance costs and liabilities and adversely affect our financial condition and results of operations.

Our hotel properties are subject to various U.S. Federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of clean-up, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. These laws can also impose liability on parties that arrange for the disposal of wastes at an offsite property that becomes contaminated.

In addition, some of these environmental laws can restrict the use of a property and place conditions on various activities. An example would be laws that require a business using hazardous substances on a property (such as swimming pool and lawn care chemicals) to manage them carefully and to notify local officials that the chemicals are being used. Failure to comply with these laws could result in fines and penalties or expose us to third-party liability.

From time to time, the United States Environmental Protection Agency, or EPA, designates certain sites affected by hazardous substances as “Superfund” sites. Superfund sites can cover large areas, affecting many different parcels of land. The EPA may choose to pursue parties regardless of their actual contribution to the contamination. The Hilton Burbank Airport and Convention Center is located within a Federal Superfund site.

The area was designated as a Superfund site because groundwater underneath the area is contaminated. We have not been named, and do not expect to be named, as a party responsible for the clean-up of the groundwater contamination. There can be no assurance regarding potential future developments concerning this site, however.

The presence of any environmental conditions at our properties could result in remediation and other costs and liabilities and adversely affect our financial condition and results of operations.

We have reviewed environmental reports prepared by our consultants and consultants retained by our lenders at various times, which disclose certain conditions on our properties and the use of hazardous substances in operation and maintenance activities that could pose a risk of environmental contamination or liability. At some facilities these include on-site dry cleaning operations, petroleum storage in underground storage tanks, past tank removals and the known or suspected presence of asbestos, mold or thorium.

We have detected the presence of mold at a few of our hotels and generally we remediate the conditions as part of on-going routine maintenance. Many of the costs associated with remediation of mold may be excluded from coverage under our property and general liability policies, in which event we would be required to use our own funds to remediate. Further, in the event moisture infiltration and resulting mold is pervasive, we may not be able to rent rooms at that hotel, which could result in a loss of revenue. We can make no assurance that liabilities resulting from moisture infiltration and the presence of or exposure to mold will not have a future material adverse effect on our business, financial condition, results of operations and ability to make distributions to our stockholders.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination or exposure to hazardous substances such as asbestos, lead paint or black mold. In recent years, concern about indoor exposure to mold has been increasing as such exposure has been alleged to have a variety of adverse effects on health. As a result, there has been an increasing number of lawsuits against owners and managers of real property relating to the presence of mold. Damages related to the presence of mold are generally excluded from our insurance coverage. Should an uninsured loss arise against us, we would be required to use our own funds to resolve the issue, which could have an adverse impact on our results of operations and ability to make distributions to stockholders.

The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our stockholders. Future laws or regulations may impose material environmental liabilities on us, the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us and currently unknown environmental liabilities related to our hotel properties may be identified.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various Federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our stockholders could be adversely affected.

We consider acquisition and disposition opportunities in the ordinary course of our business, we face competition in the acquisition of properties and properties that we acquire may not perform as anticipated.

In the ordinary course of our business, we consider strategic acquisitions and dispositions. The acquisition of properties involves risks, including the risk that the acquired property will not perform as anticipated and the risk that any actual costs for rehabilitating, repositioning, renovating and improving identified in the pre-acquisition process will exceed estimates. There is, and it is expected that there will continue to be, significant competition for acquisitions that meet our investment criteria as well as risks associated with obtaining financing for acquisition activities.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability as a result of increased commissions or lower room rates.

Some of our hotel rooms are booked through Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our management companies. If the amount of sales made through Internet intermediaries increases significantly and our hotel operators fail to appropriately price room inventory in a manner that maximizes yields, room revenues may flatten or decrease and our profitability may be adversely affected.

Risks Related to Our Organization and Structure

Provisions of our organizational documents may limit the ability of a third party to acquire control of our company and may depress our stock price.

In order for us to maintain our status as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our charter prohibits any stockholder from owning actually or constructively more than 9.8% of the value of outstanding shares of our stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Any attempt to own or transfer shares of our capital stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust. This ownership limitation may prevent an acquisition of control of our company by a third party without our board of directors’ grant of an exemption from the ownership limitation, even if our stockholders believe the change of control is in their interest.

Our charter authorizes our board of directors to cause us to issue up to 150,000,000 shares of common stock and up to 150,000,000 shares of preferred stock, to amend our charter without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we have authority to issue, to classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares. Issuances of additional shares of stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our stock, even if stockholders believe that a change of control is in their interest.

Our charter permits the removal of a director only upon the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors and provides that vacancies may only be filled by a majority of the remaining directors. Our bylaws require advance notice of a stockholder’s intention to nominate directors or present business for consideration by stockholders at an annual meeting of our stockholders. These provisions may delay, defer or prevent a transaction or change in control that involves a premium price for our common stock or that for other reasons may be desired by our stockholders.

Provisions of Maryland law may limit the ability of a third party to acquire control of our company.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special super majority stockholder voting requirements on these combinations;

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•	“unsolicited takeover” provisions of Maryland law permit our board of directors, without stockholder approval, to implement a classified board as well as impose other restrictions on the ability of a third party to acquire control.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, become subject to the control share provisions of the MGCL in the future.

You have limited control as a stockholder regarding any changes we make to our policies.

Our board of directors determines our major policies, including our investment objectives, financing, growth and distributions. Our board may amend or revise these and other policies without a vote of our stockholders. This means that our stockholders will have limited control over changes in our policies.

Tax Risks

If we fail to maintain our status as a REIT, our distributions will not be deductible by us, and our income will be subject to U.S. Federal taxation, reducing our earnings available for distribution.

We currently qualify as a REIT under the Internal Revenue Code of 1986, as amended. The requirements for this qualification, however, are complex. If we fail to meet these requirements in the future, our distributions will not be deductible by us and we will have to pay a corporate U.S. Federal level tax on our income. This would substantially reduce our cash available to pay distributions on your investment in our stock. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps, which could negatively affect our results of operations. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Even if we maintain our status as a REIT, we may become subject to U.S. Federal, state, local or foreign taxes on our income or property reducing our earnings available for distribution.

Even if we maintain our status as a REIT, we may become subject to U.S. Federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” that income will be subject to a 100% tax. A “prohibited transaction” is, in general, the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay U.S. Federal income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnerships or at the level of the other companies through which we indirectly own our assets.

Foreign countries impose taxes on our hotels and our operations within their jurisdictions. We may not fully benefit from a foreign tax credit against our U.S. income tax liability for the foreign taxes we pay. As a result, our foreign taxes will reduce our income and available cash flow from our foreign hotels, which, in turn, could reduce our ability to make distributions to our stockholders.

If the leases of our hotels to our taxable REIT subsidiaries are not respected as true leases for Federal income tax purposes, we would fail to maintain our status as a REIT.

To continue to qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be passive income, such as rent. The rent paid pursuant to the leases of our hotels to our taxable REIT subsidiaries will only qualify for purposes of the gross income tests if the leases are respected as true leases for U.S. Federal income tax purposes and are not treated as service contracts, joint ventures or some other type of arrangement. If the leases are not respected as true leases for U.S. Federal income tax purposes, we would fail to qualify as a REIT.

Our taxable REIT subsidiaries are subject to special rules that may result in increased taxes.

The REIT has to pay a 100% penalty tax on some payments that it receives if the economic arrangements between the REIT and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. The IRS may successfully assert that the economic arrangements of any of our inter-company transactions, including the hotel leases, are not comparable to similar arrangements between unrelated parties.

We may be required to pay a penalty tax upon the sale of a hotel.

The U.S. Federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current laws, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel (or other property) constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We may make sales that do not satisfy the requirements of the safe harbors or the IRS may successfully assert that one or more of our sales are prohibited transactions, and therefore we may be required to pay a penalty tax.

Risks Relating to This Offering

The Series C Preferred Stock is a new issuance of securities and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares; the Series C Preferred Stock has no stated maturity date.

The shares of Series C Preferred Stock are a new issue of securities with no established trading market. Because the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series C Preferred Stock on the NYSE; however, we cannot assure you that the Series C Preferred Stock will be approved for listing on the NYSE. If approved, listing on the NYSE is not expected to begin until 30 days after the date of initial delivery of the Series C Preferred Stock and, in any event, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series C Preferred Stock will be limited. We have been advised by the underwriters that they intend to make a market in the shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market value of the Series C Preferred Stock could be substantially affected by various factors.

The trading price of the shares may depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic conditions; and

•	our financial condition, performance and prospects.

For example, higher market interest rates could cause the market price of the Series C Preferred Stock to go down.

We could be prevented from paying dividends on the Series C Preferred Stock.

You will only receive cash dividends on the Series C Preferred Stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law or any documents governing our indebtedness. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on the Series C Preferred Stock when payable. Accordingly, there is no guarantee that we will be able to pay any cash dividends on our Series C Preferred Stock.

The Series C Preferred Stock has not been rated and will be subordinated to all of our existing and future debt.

The Series C Preferred Stock has not been rated by any nationally recognized statistical rating organization and will be subordinated to all of our existing and future debt. As of March 31, 2006, our total indebtedness was approximately $655.7 million. We may also incur additional indebtedness in the future to finance potential acquisitions or the development of new properties. In connection with our existing and future indebtedness, we may be subject to restrictive covenants or other provisions that may prevent our subsidiaries from distributing to us cash needed for payment on our Series C Preferred Stock or may otherwise limit our ability to make dividend or liquidation payments on our Series C Preferred Stock. Upon our liquidation, our obligations to our creditors would rank senior to our Series C Preferred Stock and would be required to be paid before any payments could be made to holders of our Series C Preferred Stock.

Holders of Series C Preferred Stock have limited voting rights.

Except as expressly stated in the Articles Supplementary governing the Series C Preferred Stock, as a holder of Series C Preferred Stock, you will not have any relative, participating, optional or other special voting rights and powers and your approval will not be required for the taking of any corporate action. For example, your approval would not be required for any merger or consolidation in which we are involved or sale of all or substantially all of our assets, except to the extent that such transaction materially adversely changes the express power, preferences, rights or privileges of the holders of Series C Preferred Stock. See “Description of the Series C Preferred Stock—Voting Rights.”

Our future offerings of preferred stock may adversely affect the value of our Series C Preferred Stock.

We may issue additional shares of Series C Preferred Stock and/or other classes of preferred shares. The issuance of additional preferred shares on parity with or senior to our Series C Preferred Stock would dilute the interests of the holders of Series C Preferred Stock and any issuance of preferred senior to the Series C Preferred Stock could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock. None of the provisions relating to the Series C Preferred Stock contains any provisions affording the holders of the Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series C Preferred Stock, so long as the terms and rights of the holders of Series C Preferred Stock are not materially and adversely changed.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                , or approximately $                 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated expenses of the offering payable by us. We intend to contribute the net proceeds from this offering to SHC Funding, our operating company, in exchange for a preferred limited liability company interest in SHC Funding, the rights, preferences and privileges of which will be substantially equivalent to the terms of the Series C Preferred Stock.

SHC Funding intends to use the net proceeds (i) to repay amounts outstanding under its revolving credit facility; (ii) to partially fund our acquisition of the Westin St. Francis hotel and (iii) for other general corporate purposes. As of May 9, 2006, we had $52.5 million of outstanding borrowings under the $125.0 million revolving credit facility. Our revolving credit facility bears interest at a variable rate payable monthly at the London Interbank Offered Rate, plus a spread of 1.50% to 2.75% (1.50% at March 31, 2006) depending on a leverage test, and expires on November 9, 2009. Wachovia Capital Markets, LLC and Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., are co-lead arrangers of the $125.0 million revolving credit facility, and an affiliate of Raymond James & Associates, Inc. is a lender under the revolving credit facility. Each of Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and Raymond James & Associates, Inc. is an underwriter in this offering.

We expect that the remainder of the purchase price for the Westin St. Francis hotel will be comprised of available cash and a mix of property-level mortgage debt and borrowings under our bank credit facility.

Pending such uses, the net proceeds from this offering may be invested in interest-bearing accounts and short-term interest bearing securities that are consistent with our qualification as a REIT.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Three months ended March 31, 2006	Year Ended December 31,
		2005	2004	2003	2002	2001
Ratio of earnings to combined fixed charges and preferred stock dividends	0.62x	1.09x	0.41x	0.30x	0.52x	0.30x

We computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges. Earnings represent income (loss) before income taxes, minority interests and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, capitalized interest, earnings from equity investees and distributed earnings from equity investees. Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and preference security dividends (i.e., the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities). Earnings were inadequate to cover fixed charges and preferred stock dividends by $5.0 million for the three months ended March 31, 2006 and $36.8 million, $73.0 million, $46.7 million and $87.9 million for the years ended December 31, 2004, 2003, 2002 and 2001, respectively.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, stockholders’ equity and total capitalization as of March 31, 2006, assuming that the underwriters do not exercise their over-allotment option to purchase additional shares of Series C Preferred Stock:

•	on an actual basis; and

•	as adjusted to give effect to the sale by us of shares of our Series C Preferred Stock in this offering at an offering price of $25.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	March 31, 2006
	Actual	As adjusted for this offering
	(unaudited)
Cash and cash equivalents	$77,801		$(2)

Debt
Mortgages and other debt payable	$625,710		$625,710 (2)
Bank credit facility	30,000 (2)		30,000
Minority interests	22,589		22,589
Stockholders’ equity
8.25% Series C Cumulative Redeemable Preferred shares—$0.01 par value (liquidation preference $25.00 per share); 0 shares issued and outstanding—actual; shares issued and outstanding—as adjusted	—
8.25% Series B Cumulative Redeemable Preferred shares—$0.01 par value (liquidation preference $25.00 per share); 4,600,000 shares issued and outstanding—actual and as adjusted	110,878		110,878
8.50% Series A Cumulative Redeemable Preferred shares—$0.01 par value (liquidation preference $25.00 per share); 4,000,000 shares issued and outstanding—actual and as adjusted	97,553		97,553
Common stock—par value $0.01; 150,000,000 shares authorized; 59,133,344 shares issued and outstanding—actual; 59,133,344 shares issued and outstanding—as adjusted (1)	591		591
Deferred compensation	(5,483)		(5,483)
Additional paid-in capital	908,839		908,839
Accumulated deficit	(239,330)		(239,330)
Accumulated distributions	(70,607)		(70,607)
Accumulated other comprehensive income	14,186		14,186

Total capitalization	$1,494,926	$

(1)	The number of shares of common stock issued and outstanding—pro forma and as adjusted does not include: (a) approximately 1,124,927 shares reserved for issuance with respect to units of our operating partnership that may, subject to limits in its operating agreement, be exchanged for cash or, at our option, shares of our common stock; (b) 721,862 shares issuable upon exercise in full under our 2004 Incentive Plan; and (c) approximately 2,522,427 additional shares available for future issuance under our 2004 Incentive Plan.
(2)	We expect that the proceeds from this offering will be used to repay the amounts outstanding under our bank credit facility, which had $52.5 million outstanding as of May 9, 2006, and the remainder will be used to partly fund the St. Francis acquisition, which will result in an adjustment to cash and cash equivalents, and for general corporate purposes. We expect that the St. Francis acquisition debt will be comprised of a mix of property-level mortgage debt and borrowings under our bank credit facility. To the extent that we use additional cash available at the closing of the acquisition to pay a portion or all of the purchase price, the amount of St. Francis acquisition debt that we incur will be reduced. The completion of the acquisition is not a condition to the closing of this offering.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our selected consolidated financial and operating data as of and for each of the three month periods ended March 31, 2006 and 2005 and as of and for each of the years ended December 31, 2005, 2004, 2003, 2002 and 2001. The following selected consolidated financial data as of and for each of the years ended December 31, 2005, 2004, 2003, 2002 and 2001 was derived from our historical consolidated financial statements contained in our Annual Report on Form 10-K/A for the year ended December 31, 2005 or our Registration Statement on Form S-11 filed with the SEC. The following selected consolidated financial and operating data as of and for each of the three-month periods ended March 31, 2006 and 2005 was derived from our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2006 filed with the SEC, which, in the opinion of management have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for such periods. Results for the three months ended March 31, 2006 and 2005 are not necessarily indicative of results that may be expected for the entire year.

You should read the following table in conjunction with our consolidated financial statements and notes thereto included or incorporated by reference herein.

	Three Months Ended March 31,		Year Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003(1)	2002(1)	2001(1)
			(In thousands, except statistical data)
Statistical Data:
Number of hotels at the end of the year excluding unconsolidated joint venture hotels	16	14	15	14	20	25	25
Number of rooms at the end of the year excluding unconsolidated joint venture hotels	7,412	5,820	7,213	5,820	9,567	10,621	10,619
Average occupancy rate	72.9%	71.4%	71.0%	70.5%	69.2%	69.4%	67.6%

Operating Data:
Revenue:
Rooms	$76,799	$55,984	$257,628	$248,371	$297,542	$308,673	$323,997
Food and beverage	46,301	34,011	164,838	138,480	158,158	161,651	167,600
Other hotel operating revenue	14,121	11,983	53,492	49,827	54,393	57,375	65,494
Lease revenue	3,801	4,071	16,787	24,233	27,638	35,134	45,286

Total Revenues	141,022	106,049	492,745	460,911	537,731	562,833	602,377

Operating Costs and Expenses:
Rooms	17,993	12,026	62,730	62,772	77,588	77,285	79,044
Food and beverage	32,486	23,946	116,493	106,131	123,204	123,621	127,298
Other departmental expenses	37,320	27,582	136,559	125,803	140,117	139,442	145,249
Management fees	4,003	4,255	15,033	16,351	18,330	18,510	19,903
Other hotel expenses	18,819	5,683	29,089	27,722	34,948	32,494	31,585
Lease expense	3,224	3,573	13,178	6,446	—	—	—
Depreciation and amortization	14,513	9,677	49,824	57,275	78,760	100,791	118,690
Impairment losses on goodwill and hotel properties	—	—	—	—	—	5,435	38,281
Corporate expenses	5,673	4,757	21,023	28,845	21,912	15,854	18,428

Total Operating Costs and Expenses	134,031	91,499	443,929	431,345	494,859	513,432	578,478

Operating Income	6,991	14,550	48,816	29,566	42,872	49,401	45,430
Interest Expense	(7,850)	(7,054)	(36,142)	(62,191)	(104,059)	(97,988)	(125,164)
Minority Interests	(312)	(1,996)	(3,508)	1,993	(2,895)	(10,264)	(10,812)
Income (Loss) from Continuing Operations	2,271	6,433	10,772	(52,090)	(81,626)	(58,304)	(100,005)
Income (Loss) from Discontinued Operations	12	666	19,488	65,423	25,432	8,001	(8,678)

Net Income (Loss)	$2,283	$7,099	$30,260	$13,333	$(56,194)	$(50,303)	$(116,659)

Net (Loss) Income Available to Common Shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)	$(50,303)	$(116,659)

FFO(3)	$12,764	$14,420	$43,371	$(5,108)	$13,762	$69,552	$(5,597)

FFO—Fully Converted(3)	$13,676	$19,252	$61,313	$(260)	$32,025	$117,151	$42,847

EBITDA(3)	$28,004	$29,248	$133,475	$143,180	$151,781	$186,544	$161,836

	Three Months Ended March 31,	Year Ended December 31,
	2006	2005(1)	2004(1)(2)	2003(1)	2002(1)	2001(1)
		(In thousands, except statistical data and per share data)

Balance Sheet Data:
Property and equipment, net, including good will intangible assets and assets held for sale	$1,368,929	$1,151,340	$798,618	$1,748,864	$1,922,681	$2,001,784
Cash and cash equivalents(4)	101,542	97,132	67,050	193,134	254,807	250,779
Total assets	1,731,849	1,448,110	990,350	2,079,521	2,269,657	2,352,572
Convertible debt, credit facility, mortgages and other debt payable and liabilities of assets held for sale	655,710	659,380	543,140	1,696,167	1,818,580	1,865,260
Total liabilities	892,633	861,367	732,744	1,832,845	1,934,264	1,970,817
Minority interests	22,589	87,646	61,053	107,608	217,778	213,025
Owners’ equity	816,627	499,097	196,553	139,068	117,615	168,730
Cash dividends declared per common share	0.23	0.88	0.44	N/A	N/A	N/A

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004 and five hotel properties in the first two quarters of 2003 as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Trends and Events—Sales of Hotels” in our Annual Report on Form 10-K/A for the year ended December 31, 2005. The statistical data for each year presented above includes the sold hotels prior to the date of sale. The operations of the sold hotels are included as discontinued operations in the operating data above for all years presented.

(2)	The historical information for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of our IPO.

(3)	We present three non-GAAP financial measures with respect to us that we believe are useful to investors as key measures of our operating performance: Funds from Operations (FFO), FFO-Fully Converted, and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA). Reconciliation of these measures to net (loss) income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO-Fully Converted, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and FFO-Fully Converted provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income (loss) available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2005, 2004 and 2003 is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests into our common stock and for 2005, it includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We believe EBITDA is useful to management and investors in evaluating our operating performance because it provides management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as a measure in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO-Fully Converted and EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO-Fully Converted, and EBITDA should not be considered as an alternative measure of our net (loss) income available to common shareholders or operating performance. FFO, FFO-Fully Converted and EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO-Fully Converted and EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net (loss) income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, FFO-Fully Converted and EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO-Fully Converted and EBITDA.

(4)	Includes restricted cash and cash equivalents.

The following tables show the reconciliation between net (loss) income available to common shareholders and FFO and FFO-Fully Converted and net (loss) income available to common shareholders and EBITDA for the periods indicated:

Reconciliation of Net (Loss) Income Available to Common Shareholders to Funds From Operations (FFO) and FFO-Fully Converted

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003	2002	2001
			(In thousands)
Net (loss) income available to common shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)	$(50,303)	$(116,659)
Depreciation and amortization—continuing operations	14,513	9,677	49,824	57,275	78,760	100,791	118,690
Depreciation and amortization—discontinued operations	—	910	2,782	4,188	9,414	16,894	11,901
Gain on sale of assets—continuing operations	(30)	—	(42)	—	—	—	(21,531)
Gain on sale of assets—discontinued operations	(13)	—	(21,202)	(75,982)	(21,072)	—	—
Realized portion of deferred gain on sale leasebacks	(1,052)	(1,142)	(4,355)	(2,180)	—	—	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	316	344	1,307	657	—	—	—
Minority interest adjustments	(795)	(2,629)	(10,546)	(5,573)	(466)	(819)	(1,019)
Adjustments from consolidated joint ventures	(582)	—	—	—	—	—	—
Adjustments from unconsolidated affiliates	1,830	510	2,096	3,174	3,320	2,989	3,021

FFO(3)	12,764	14,420	43,371	(5,108)	13,762	69,552	(5,597)
Convertible debt interest expense	—	—	—	4,105	14,902	36,516	36,613
Convertible minority interests	912	4,832	17,942	743	3,361	11,083	11,831

FFO—Fully Converted(3)	$13,676	$19,252	$61,313	$(260)	$32,025	$117,151	$42,847

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004, and five hotel properties in the first two quarters of 2003 as described in our Annual Report on Form 10-K/A.

(2)	The reconciliation for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of the IPO.

(3)	FFO has not been adjusted for the following amounts included in net (loss) income available to common shareholders because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $10,384 for the three months ended March 31, 2006.

•	Deferred tax benefit on termination costs amounted to $4,045 for the three months ended March 31, 2006.

•	Impairment losses from continuing operations amounted to $5,435 and $38,281 for the years ended December 31, 2002 and 2001, respectively.

•	Impairment losses from discontinued operations amounted to $12,675 and $22,707 for the years ended December 31, 2004 and 2001, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $7,572, $20,874, $13,121 and $13,868 for the years ended December 31, 2005, 2004, 2003 and 2001, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $543, $1,060, and $1,726 for the years ended December 31, 2005, 2004 and 2003, respectively.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA

	Three Months Ended March 31,		Years Ended December 31,
	2006	2005	2005(1)	2004(1)(2)	2003	2002	2001
			(in thousands)
Net (loss) income available to common shareholders	$(1,423)	$6,750	$23,507	$13,333	$(56,194)	$(50,303)	$(116,659)
Depreciation and amortization—continuing operations	14,513	9,677	49,824	57,275	78,760	100,791	118,690
Depreciation and amortization—discontinued operations	—	910	2,782	4,188	9,414	16,894	11,901
Interest expense—continuing operations	7,850	7,054	36,142	62,191	104,059	97,988	128,875
Interest expense—discontinued operations	—	428	1,607	2,964	9,684	13,943	12,666
Income taxes	(2,236)	940	1,298	4,815	(2)	3,199	3,172
Mexican asset tax refund	—	—	—	(2,427)	—	—	—
Minority interests	117	2,203	7,396	(4,831)	2,895	(1,382)	(1,503)
Adjustments from consolidated joint ventures	(1,081)	—	—	—	—	—	—
Adjustments from unconsolidated affiliates	6,558	937	4,166	5,672	3,165	5,414	4,694
Preferred shareholder dividend	3,706	349	6,753	—	—	—	—

EBITDA(3)	$28,004	$29,248	$133,475	$143,180	$151,781	$186,544	$161,836

(1)	We sold two hotel properties in the fourth quarter of 2005, one hotel property in the first quarter of 2004, and five hotel properties in the first two quarters of 2003 as described in our Annual Report on Form 10-K/A.

(2)	The reconciliation for the year ended December 31, 2004 does not reflect the operations of the distributed properties subsequent to the date of the IPO.

(3)	EBITDA has not been adjusted for the following amounts included in net (loss) income available to common shareholders because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Termination costs related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $10,384 for the three months ended March 31, 2006.

•	Impairment losses from continuing operations amounted to $5,435 and $38,281 for the years ended December 31, 2002 and 2001, respectively.

•	Impairment losses from discontinued operations amounted to $12,675 and $22,707 for the years ended December 31, 2004 and 2001, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $7,572, $20,874, $13,121 and $13,868 for the years ended December 31, 2005, 2004, 2003 and 2001, respectively.

•	Loss on early extinguishment of debt from discontinued operations amounted to $543, $1,060, and $1,726 for the years ended December 31, 2005, 2004 and 2003, respectively.

•	Gain on sale of assets from discontinued operations amounted to $13 for the three months ended March 31, 2006 and $21,202, $75,982 and $21,072 for the years ended December 31, 2005, 2004 and 2003, respectively. Gain on sale of assets from continuing operations amounted to $30 for the three months ended March 31, 2006 and $21,531 for the year ended December 31, 2001.

•	Realized portion of deferred gain on sale leasebacks amounted to $1,052 and $1,142 for the three months ended March 31, 2006 and 2005, respectively, and $4,355 and $2,180 for the years ended December 31, 2005 and 2004, respectively.

DESCRIPTION OF SERIES C PREFERRED STOCK

The summary of certain terms and provisions of the Series C Preferred Stock contained in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to our charter, including the terms and provisions of the articles supplementary relating to the Series C Preferred Stock, which are incorporated by reference herein. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

General

Our board of directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, shares of preferred stock in a series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series.

When issued, the Series C Preferred Stock will be validly issued, fully paid and non-assessable. The holders of the Series C Preferred Stock will have no preemptive rights with respect to any of our stock or any securities convertible into or carrying rights or options to purchase any such stock. The Series C Preferred Stock will not be subject to any sinking fund or other obligation of us to redeem or retire the Series C Preferred Stock. Unless otherwise redeemed by us, the Series C Preferred Stock will have a perpetual term with no maturity. Holders of Series C Preferred Stock are not entitled to statutory appraisal rights.

We have filed an application to list the shares of Series C Preferred Stock on the New York Stock Exchange under the symbol “BEE PrC.” We expect trading of the shares of Series C Preferred Stock on the New York Stock Exchange, if listing is approved, to commence within 30 days after the initial delivery of shares.

The Series C Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company, except in limited circumstances. See “Book-Entry Procedures” below.

The transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock will be LaSalle Bank, N.A., Chicago, Illinois.

Ranking

The Series C Preferred Stock will rank (i) senior to our common stock and any other junior shares that we may issue in the future; (ii) equal to our 8.50% Series A Cumulative Redeemable Preferred Stock, our 8.25% Series B Cumulative Redeemable Preferred Stock and any shares of parity stock that we may issue in the future; (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock); and (iv) junior to all our indebtedness.

Dividends

Holders of the Series C Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.25% per annum of the $25.00 per share liquidation preference, equivalent to $2.0625 per annum per share. However, if following a “change of control” (as defined below), the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, holders of the Series C Preferred Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted at the increased rate of 9.25% per annum of the $25.00 liquidation preference, equivalent to $2.3125 per annum per share for as long as the Series C Preferred Stock is not so listed or quoted. Dividends on the Series C Preferred Stock will accrue and be cumulative from (but excluding) the date of original issue and will be payable quarterly in arrears on or about the last calendar day of each March, June, September and December. The first dividend on the shares of Series C Preferred Stock will be payable on or about June 30, 2006. Dividends payable on the shares of Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the last day of the calendar month that immediately precedes the calendar month in which the applicable dividend payment date falls, or such other date as designated by our board of directors or an officer of our company duly authorized by our board of directors for the payment of dividends that is not more than 30 days nor less than 10 days prior to the dividend payment date.

We will not declare or pay or set aside for payment any dividend on the shares of Series C Preferred Stock if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the shares of Series C Preferred Stock will accrue regardless of whether: (i) our agreements, including our credit facilities, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by our board of directors. Accrued but unpaid distributions on the shares of Series C Preferred Stock will not bear interest, and holders of the shares of Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our dividends on the shares of Series C Preferred Stock, will be credited to the previously accrued dividends on the shares of Series C Preferred Stock. We will credit any dividends made on the shares of Series C Preferred Stock first to the earliest accrued and unpaid dividend due.

We will not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other shares that rank junior to the shares of Series C Preferred Stock, or redeem, purchase or otherwise acquire shares of common stock or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Series C Preferred Stock for all past dividend periods, except by conversion into or exchange for other of our stock ranking junior to our 8.50% Series A Cumulative Redeemable Preferred Stock or our 8.25% Series B Cumulative Redeemable Preferred Stock as to dividends and upon liquidation. This restriction will not limit our redemption or other acquisition of shares under an employee benefit plan or to ensure our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Series C Preferred Stock and all shares that rank on a parity with the shares of Series C Preferred Stock, the amount which we have declared will be allocated pro rata to the shares of Series C Preferred Stock and to each parity series of shares so that the amount declared for each share of Series C Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.

A “change of control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the ultimate

“beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of our company; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any dividend or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to the Series C Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series C Preferred Stock shall be entitled to receive out of our assets legally available for distribution to shareholders, liquidating dividends in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon. After payment of the full amount of the liquidating dividends to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating dividends on all outstanding Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with the Series C Preferred Stock in the distribution of assets, then the holders of the Series C Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating dividends to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

Redemption

Special Optional Redemption

If at any time following a “change of control” (as defined under “—Dividends”), the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series C Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series C Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared and including the increase in the dividend rate from such first date), to the redemption date.

Redemption

We may not redeem the Series C Preferred Stock prior to May 17, 2011, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or at any time the Series C Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ following a “change of control.” For further information regarding these exceptions, see the section entitled “—Special optional redemption” in this prospectus supplement and the section entitled “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” contained in the accompanying prospectus. On or after May 17, 2011, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding Series C Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Redemption—General

Unless full cumulative dividends on all Series C Preferred Stock and all stock ranking on a parity with the Series C Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up (referred to as parity shares) shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series C Preferred Stock or shares of parity stock shall be redeemed unless all outstanding Series C Preferred Stock and shares of parity stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series C Preferred Stock or shares of parity stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Stock and shares of parity stock. Furthermore, unless full cumulative dividends on all outstanding Series C Preferred Stock and shares of parity stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Stock or shares of parity stock (except by conversion into or exchange for our stock ranking junior to the Series C Preferred Stock and shares of parity stock as to dividends and upon liquidation).

The Series C Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, the Series C Preferred Stock may be subject to redemption as described in the section “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” contained in the accompanying prospectus. Any such redemption would apply only to shares held, directly or indirectly, by those shareholders with concentrated share ownership that would violate the ownership limit provision. In addition, the number of shares subject to such a redemption would be limited to that number of concentrated shares sufficient in the opinion of our board of directors to maintain or bring the ownership of shares into conformity with the ownership limit provision. See “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” contained in the accompanying prospectus.

From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series C Preferred Stock, said shares shall no longer be deemed to be outstanding and all of your rights as a holder of shares of Series C Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Redemption—Procedures

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Series C Preferred Stock at the address shown on our share transfer books. Each notice shall state: (i) the redemption date; (ii) the number of Series C Preferred Stock to be redeemed; (iii) the redemption price of $25.00 per share of Series C Preferred Stock, plus any accrued and unpaid dividends through the date of redemption; (iv) the place or places where certificates for Series C Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the Series C Preferred Stock will cease to accrue on such redemption date; and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted for trading. If fewer than all Series C Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Series C Preferred Stock to be redeemed from each such holder.

At our election, on or prior to the redemption date, we may irrevocably deposit the redemption price (including accrued and unpaid dividends) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series C Preferred Stock will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accrued and unpaid dividends to the redemption date). Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date will be returned to us by such bank or trust company.

On or after the date fixed for redemption, each holder of shares of Series C Preferred Stock must present and surrender each certificate representing his Series C Preferred Stock to us at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series C Preferred Stock as the owner thereof and each surrendered certificate will be canceled.

If we redeem any Series C Preferred Stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. Except as provided in the previous sentence, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series C Preferred Stock.

Voting Rights

Except as indicated below, the holders of Series C Preferred Stock will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any shares of parity stock are in arrears (which, for any quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of Series C Preferred Stock, voting together as a class with the holders of any other series of parity stock upon which like voting rights have been conferred (any such other series, being “voting preferred shares”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of shareholders, or special meeting held in place thereof, or a special meeting of the holders of Series C Preferred Stock and such voting preferred shares called at the request of any holder of record of the Series C Preferred Stock or by a holder of such voting preferred shares and at each subsequent annual meeting of shareholders until all such dividends and all dividends for the current quarterly period on the Series C Preferred Stock and such other voting preferred shares have been paid or declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

The approval of two-thirds of the outstanding Series C Preferred Stock and all other series of voting preferred shares similarly affected, voting as a single class, is required in order to (i) amend our charter to affect materially and adversely the rights, preferences or voting power of the holders of the Series C Preferred Stock or the voting preferred shares, (ii) enter into a share exchange that affects the Series C Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each Series C Preferred Share remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series C Preferred Share (except for changes that do not materially and adversely affect the holders of the Series C Preferred Stock) or (iii) authorize, reclassify, create, or increase the authorized amount of any class of stock having rights senior to the Series C Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, we may create additional classes of parity shares and shares ranking junior to the Series C Preferred Stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of shares of Series C Preferred Stock, parity shares and junior shares and issue additional shares of Series C Preferred Stock, series of parity shares and junior shares without the consent of any holder of Series C Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series C Preferred Stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above, the holders of Series C Preferred Stock are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our charter.

Conversion

The Series C Preferred Stock are not convertible into or exchangeable for any of our other property or securities.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series C Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock. We will mail the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Securities Exchange Act.

Restrictions on Ownership and Transfer

The Series C Preferred Stock are subject to the restrictions described under “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer” contained in the accompanying prospectus.

Book-Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for the Series C Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series C

Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series C Preferred Stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You, as the actual owner of the Series C Preferred Stock, are the “beneficial owner”. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series C Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series C Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our amended and restated articles of incorporation, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series C Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series C Preferred Stock will be made directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures. Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Wachovia Capital Markets, LLC, have severally agreed to purchase from us the following respective numbers of shares of Series C Preferred Stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriters	Number of Shares
Wachovia Capital Markets, LLC
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
A.G. Edwards & Sons, Inc.
Citigroup Global Markets, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Series C Preferred Stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of Series C Preferred Stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

The underwriters initially propose to offer the shares of Series C Preferred Stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.50 per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $0.45 per share to other dealers. After the initial offering of Series C Preferred Stock, the offering price and other selling terms may be varied by the underwriters from time to time.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to              additional shares of Series C Preferred Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Series C Preferred Stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Series C Preferred Stock as the number of shares of Series C Preferred Stock to be purchased by it in the above table bears to the              shares of Series C Preferred Stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of Series C Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of Series C Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the              shares are being offered.

The following table shows the per share and total public offering price, underwriting discount and proceeds, before expense, to us, assuming either no exercise or full exercise by the underwriters of their over-allotment option.

		Total Fee
	Per Share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$25.0000	$	$
Underwriting discount and commission	$0.7875	$	$
Proceeds, before expenses, to us	$24.2125	$	$

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $            .

We have filed an application to list the shares of Series C Preferred Stock on the New York Stock Exchange under the symbol “BEE PrC.” We expect trading of the shares of Series C Preferred Stock on the New York Stock Exchange, if listing is approved, to commence within 30 days after the initial delivery of the shares. The underwriters have advised us that they intend to make a market in the shares prior to the commencement of trading on the New York Stock Exchange. The underwriters will have no obligation to make a market in the shares of Series C Preferred Stock, however, and may cease market making activities, if commenced, at any time.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

During a period of 60 days from the date of the prospectus supplement, we have agreed to refrain, without the prior written consent of Wachovia Capital Markets, LLC, from, directly or indirectly, offering, selling, contracting to sell or otherwise disposing of any share of Series C Preferred Stock or securities similar to or ranking on par with or senior to the Series C Preferred Stock or any securities convertible into or exercisable or exchangeable for Series C Preferred Stock or such securities.

In connection with the offering, the underwriters may purchase and sell shares of our Series C Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

•	Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of Series C Preferred Stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to completion of the offering.

•	Stabilizing transactions consist of various bids for or purchases of our Series C Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

•	The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

•	Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our Series C Preferred Stock. Additionally, these purchases, along with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our Series C Preferred Stock. As a result, the price of our Series C Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format are being made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus form a part.

Some of the underwriters or their affiliates have provided financial advisory and investment banking services to us in the past and may do so in the future. They receive customary fees and commissions for these services. Wachovia Capital Markets, LLC is a co-lead arranger of our $125.0 million revolving credit facility, Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and a lender under the revolving credit facility and an affiliate of Raymond James & Associates, Inc. is a lender under the revolving credit facility. We intend to use the net proceeds of this offering in part to repay amounts outstanding under that $125.0 million revolving credit facility.

Additionally, Wachovia Capital Markets, LLC, and Raymond James & Associates, Inc. were underwriters of our IPO, our August 2005 common stock offering and our Series B preferred stock offering. Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. were underwriters of our January common stock offering. Furthermore, Wachovia Securities Financial Holdings, LLC owns 100% of Wachovia Securities, LLC, a selected dealer in this offering. Wachovia Securities, LLC is an affiliate of Wachovia Capital Markets, LLC, one of the lead underwriters of this offering. For more information, see our documents incorporated herein by reference.

On April 19, 2006, the Company announced that it had agreed to sell in an underwritten public offering 5,000,000 shares of its 8.25% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25 per share). In light of the information discussed in “Prospectus Supplement Summary—Restatements,” on May 10, 2006, the Company and the underwriters terminated the April 19, 2006 offering and the related underwriting agreement. Each of the underwriters participating in this offering was involved in the terminated offering.

In compliance with any National Association of Securities Dealers, Inc. (NASD) guidelines, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the restatement of the consolidated statements of cash flows for the years ended December 31, 2005 and 2004, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Georgetown Plaza Associates appearing in Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K dated April 18, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Series C Preferred Stock offered hereby and certain other matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with the offering of securities by this prospectus supplement will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Certain legal matters related to this offering will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any document we file at the following:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also inspect and copy our SEC filings, the complete registration statement and other information at the offices of the New York Stock Exchange located at 20 Broad Street, 16th Floor, New York, New York 10005.

You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

We file information electronically with the SEC. Our SEC filings also are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the Series C Preferred Stock being offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement.

For further information regarding us and the Series C Preferred Stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and their exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement, the accompanying prospectus or any additional prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	our annual report on Form 10-K/A for the year ended December 31, 2005;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006; and

•	our current reports on Form 8-K filed with the SEC on April 21, 2006 (other than the information in Item 7.01 and Exhibit 99.1 thereto), May 3, 2006 and May 10, 2006 (other than the information in Item 7.01 and Exhibit 99.1 thereto).

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus supplement and prior to the termination of this offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Any statement contained in the accompanying prospectus or any document incorporated by reference herein shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any additional prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so amended, modified or superseded. We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60606 Attention: General Counsel (Telephone: (312) 658-5000).

PROSPECTUS

STRATEGIC HOTELS & RESORTS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

BEE FINANCING TRUST I

BEE FINANCING TRUST II

BEE FINANCING TRUST III

Preferred Securities

Guaranteed to the extent set forth herein by

Strategic Hotels & Resorts, Inc.

This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants entitling the holders to purchase shares of our common stock, shares of our preferred stock or our debt securities; and/or

•	preferred securities of certain trusts wholly owned and guaranteed by Strategic Hotels & Resorts, Inc.

We or each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III, which we refer to as the Trusts, will offer our securities in amounts, at prices and on terms to be determined at the time we or they offer those securities. We or each of the Trusts will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common stock is traded on the New York Stock Exchange under the symbol “BEE.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “ Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 18, 2006

This prospectus and the applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the respective dates of the prospectus and the prospectus supplement or supplements, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us,” the “Company” and the “REIT” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C. and its consolidated subsidiaries. References to “SHC Funding” or the “limited liability company” are to Strategic Hotel Funding, L.L.C. References to the “Trusts” or the “Subsidiary Trusts” are to BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III.

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott® and Ritz-Carlton®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell common stock, preferred stock, debt securities and warrants to purchase any or all of the foregoing and the Trusts may sell preferred securities that will be guaranteed by us to the extent described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements in, or incorporated by reference in, this prospectus or any applicable prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following are some of the factors that could cause actual results to vary materially from our forward-looking statements:

•	Availability of capital;

•	Risks related to natural disasters (including the damage sustained by our New Orleans property as a result of Hurricane Katrina);

•	Increases in interest rates and operating costs;

•	Difficulties in identifying properties to acquire and completing acquisitions;

•	Availability to obtain or refinance debt;

•	The failure of closing conditions to be satisfied;

•	Rising insurance premiums;

•	Delays in construction and development;

•	Marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	Our ability to dispose of existing properties in a manner consistent with our investment strategy;

•	Downturns in economic and market conditions, particularly levels of spending in the travel and leisure industries in the markets where we invest;

•	General volatility of the capital markets and the market price of our common shares;

•	Our failure to maintain our status as a REIT;

•	Increases in real property tax rates;

•	Changes in the competitive environment in our industry and the markets where we invest;

•	Changes in real estate and zoning laws or regulations;

•	Hostilities, including future terrorist attacks, or apprehension of hostilities that affect travel within or to the United States, Mexico, Czech Republic, Germany, France or other countries where we invest; and

•	Other factors set forth in the documents we file with the SEC that are incorporated by reference in this prospectus or as set forth in the applicable prospectus supplement.

We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this prospectus or any applicable prospectus supplement to reflect any change in our expectations with regard to the statements or any change in events, conditions or circumstances on which any such statement is based. In evaluating forward-looking statements you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

STRATEGIC HOTELS & RESORTS, INC.

Strategic Hotels & Resorts, Inc., formerly known as Strategic Hotel Capital, Inc., was incorporated in January 2004 and is a self-administered and self-managed REIT managed by our board of directors and executive officers. We conduct our operations through our direct and indirect subsidiaries, including our operating company, Strategic Hotel Funding, L.L.C., which we refer to as SHC Funding. Our founder and accounting predecessor, Strategic Hotel Capital, L.L.C., was founded in 1997 by Laurence Geller, our President and Chief Executive Officer, and others. Our operating company holds substantially all of our assets. We are the sole managing member of our operating company and hold approximately 98% of its membership units. We manage all business aspects of our operating company, including the sale and purchase of hotels, the investment in these hotels and the financing of our operating company and its assets. Currently, we:

•	own the fee interest in 11 hotels, comprising 5,122 rooms, located in Arizona, California, Illinois, Louisiana, Washington, D.C. and in Mexico;

•	lease three hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of 859 rooms, and we asset manage the Paris and Hamburg hotels on behalf of their lessors;

•	own a 35% interest in a joint venture with an unaffiliated party that owns a hotel in Prague, Czech Republic comprising 372 rooms, and we asset manage such hotel on behalf of the joint venture;

•	own an 85% interest in the joint ventures that own each of the InterContinental Hotel in Miami and the InterContinental Hotel in Chicago, comprising an aggregate of 1,448 rooms, and we asset manage such hotels on behalf of the joint ventures;

•	own a 31% interest in and act as asset manager for a joint venture with two unaffiliated parties that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	own a 45% interest in a joint venture with two unaffiliated parties that owns the Del Coronado hotel in Coronado, California (San Diego), comprising 679 rooms, and we asset manage that hotel on behalf of the joint venture.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operated under the widely recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott® and Ritz-Carlton®.

THE TRUSTS

Each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III is a statutory trust formed under Delaware law pursuant to (x) a declaration of trust as may be amended from time to time, which we refer to as the Trust Declaration, executed by us, as sponsor, and the Capital Financing Trustees, which we define below, as trustees, and (y) a certificate of trust filed with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing preferred securities of the Trust, which we refer to as the Preferred Securities, (ii) investing the gross proceeds from the sale of the trust preferred securities and the Common Securities (defined below) in our subordinated debt securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust, which we refer to as the Common Securities, will be directly or indirectly owned by us. The Common Securities will rank pari passu, and payments will be made pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. We will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Trust. Each Trust has a term of approximately 40 years but may dissolve earlier, as provided in the applicable Trust Declaration. We will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Strategic Hotels & Resorts, Inc. as described under “Description of the Guarantees.” The principal place of business of each Trust is c/o Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attn: Secretary, (312) 782-0600.

The business and affairs of each Trust will be conducted by the trustees, which we refer to as the Capital Financing Trustees, appointed by us as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with us. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with us and has aggregate capital, surplus and undivided profits of not less than $50,000,000, which institution will act as Property Trustee under the applicable Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust, which we refer to as the Delaware Trustee, will have a principal place of business or reside in the State of Delaware. The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement to:

•	acquire and develop hotel properties as suitable opportunities arise;

•	invest in future co-investment ventures;

•	make improvements to our hotel properties;

•	repay any outstanding indebtedness at the time it is due; and

•	fund general business purposes.

General business purposes may include additions to working capital and capital expenditures. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

CERTAIN RATIOS

	Years Ended December 31,
	2005	2004	2003	2002	2001
Ratio of combined fixed charges and preferred dividends to earnings	1.09x	0.41x	0.30x	0.52x	0.30x

In the calculation of the above ratios, our “earnings” represented income (loss) before income taxes, minority interests and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, capitalized interest, earnings from equity investees and distributed earnings from equity investees.

Our “fixed charges” consisted of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and preference security dividends (i.e., the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities). Earnings were inadequate to cover fixed charges by $36.8 million, $73.0 million, $46.7 million and $87.9 million for the years ended December 31, 2004, 2003, 2002 and 2001.

DESCRIPTION OF OUR COMMON STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our common stock and describes certain provisions of our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 150,000,000 shares of common stock, $0.01 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. As of April 18, 2006, we had 59,133,344 shares of common stock issued and outstanding, 4,000,000 shares of 8.50% Series A Cumulative Redeemable Preferred Stock issued and outstanding and 4,600,000 shares of 8.25% Series B Cumulative Redeemable Preferred Stock issued and outstanding. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except for certain limited voting rights of holders of our 8.50% Series A Cumulative Redeemable Preferred Stock, 8.25% Series B Cumulative Redeemable Preferred Stock and as may be provided with respect to any other subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock, including our 8.50% Series A Cumulative Redeemable Preferred Stock and 8.25% Series B Cumulative Redeemable Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by our board of directors. Prior to issuance of stock of each class or series, our board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of additional preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the New York Stock Exchange. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (“Charitable Beneficiaries”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee (the “Trustee”) of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Other Matters

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PREFERRED STOCK

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each series, and any other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

Reference is made to the prospectus supplement relating to the series of shares of preferred stock being offered for the specific terms of the series, including:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of U.S. Federal income tax considerations applicable to shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series, in each case as may be appropriate to preserve our status as a REIT under the Code.

Unless otherwise provided in the applicable prospectus supplement, the following terms shall apply to each series of shares of preferred stock being offered hereunder:

Rank

The shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

•	on a parity with all equity securities issued by us the terms of which specifically provide that the equity securities rank on a parity with shares of preferred stock of the series; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to shares of preferred stock of the series.

Dividends

Holders of shares of preferred stock of each series shall be entitled to receive, when and as authorized by the board of directors and declared by us out of funds legally available for the payment of dividends, cumulative, preferential cash dividends at the rate set forth in the applicable prospectus supplement. Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next succeeding business day (each such day being a “dividend payment date”). Any dividend payable on a series of shares of preferred stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our records at the close of business on the applicable record date, which shall be on such date designated by the board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date (which we refer to as a “dividend record date”), which in the normal course we would expect to be on or about the 15th day prior to the dividend payment date.

No dividends on a series of shares of preferred stock shall be declared or paid or set apart for payment by us at such time as the terms and provisions of any agreement we have entered into, including any agreement relating to our indebtedness for borrowed money, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on a series of shares of preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on a series of shares of preferred stock will not bear interest. Holders of shares of a series of preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion of the dividends (as determined for U.S. Federal income tax purposes) paid or made available for the year to holders of all classes of shares, then the portion of such designated amount that shall be allocable to the holders of shares of a series of preferred stock shall be the amount that the total dividends (as determined for U.S. Federal income tax purposes) paid or made available to the holders of shares of such series of preferred stock for the year bears to the total dividends paid or made available for the year to holders of all classes of shares.

If any series of shares of preferred stock is outstanding, no full dividends shall be declared or paid or set apart for payment on any series of preferred stock ranking, as to dividends, on a parity with or junior to such series of preferred stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the shares of such series of preferred stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon a series of preferred stock and the shares of any other series of preferred stock ranking on parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with such series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on such series of preferred stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other series of preferred stock bear to each other. If such other preferred stock does not have a cumulative dividend, there will be no accrual in respect of unpaid dividends for prior periods for such preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on a shares of a series of preferred stock which may be in arrears.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the shares of a series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no dividends (other than in common shares or other stock ranking junior to such series of preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend or distribution shall be declared or made upon the common stock or any other of our stock ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation, nor shall any common stock or any other of our stock ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us or any of our subsidiaries, except by conversion into or exchange for other of our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series of preferred stock which remains payable.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the Maryland law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of a series of preferred stock shall not be added to our total liabilities.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any dividend or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to the series of shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of shares of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of each series of shares of preferred stock will have no right or claim to any of our remaining assets.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock of the series and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with such series of preferred stock in the distribution of assets, then the holders of shares of preferred stock of the series and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

Shares of a series of preferred stock will not be redeemable prior to the date set forth in the applicable prospectus supplement. On or after such date, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the shares of such series of preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of per share as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. Holders of shares of a series of preferred stock to be redeemed shall surrender such shares of preferred stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If fewer than all of the outstanding shares of the series of preferred stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Unless full cumulative dividends on all shares of the series of preferred stock and all stock ranking on a parity with such series of preferred stock with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up (referred to as parity shares) shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of such series of preferred stock or shares of parity stock shall be redeemed unless all outstanding shares of such series of preferred stock and shares of parity stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such series of preferred stock or shares of parity stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series of preferred stock and shares of parity stock. Furthermore, unless full cumulative dividends on all outstanding shares of such series of preferred stock and shares of parity stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any shares of such series of preferred stock or shares of parity stock (except by conversion into or exchange for our stock ranking junior to the shares of such series of preferred stock and shares of parity stock as to dividends and upon liquidation).

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of the series of preferred stock at the address shown on our share transfer books. Each notice shall state: (i) the redemption date; (ii) the number of shares of the series of preferred stock to be redeemed; (iii) the redemption price per share, plus any accrued and unpaid dividends through the date of redemption; (iv) the place or places where certificates for shares of the series of preferred stock are to be surrendered for payment of the redemption price; and (v) that dividends on shares of the series of preferred stock will cease to accrue on such redemption date. If fewer than all the shares of the series of preferred stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of the series of preferred stock to be redeemed from each such holder. If notice of redemption of any shares of the series of preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on the shares of such series of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

If we redeem any shares of a series of preferred stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares.

The shares of preferred stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, the shares of preferred stock may be subject to redemption as described in “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer.” Any such redemption would apply only to shares held, directly or indirectly, by those stockholders with concentrated share ownership that would violate the ownership limit provision. In addition, the number of shares subject to such a redemption would be limited to that number of concentrated shares sufficient in the opinion of the board of directors to maintain or bring the ownership of shares into conformity with the ownership limit provision. See “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer.”

Voting Rights

Holders of the shares of preferred stock of each series will not have any voting rights, except as set forth below.

If and whenever six quarterly dividends (whether or not consecutive) payable on shares of the series of preferred stock or any shares of parity stock are in arrears (which, for any quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of shares of such series of preferred stock, voting together as a class with the holders of any other series of parity stock (any such other series, being “voting preferred shares”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders or a special meeting of the holders of shares of such series of preferred stock and such voting preferred shares called at the request of any holder of record of shares of the series of preferred stock or by a holder of such voting preferred shares and at each subsequent annual meeting of stockholders until all such dividends on the shares of the series of preferred stock and such other voting preferred shares have been paid or declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

The approval of two-thirds of the outstanding shares of the series of preferred stock and all other series of voting preferred shares similarly affected, voting as a single class, is required in order to (i) amend our charter to affect materially and adversely the rights, preferences or voting power of the holders of the shares of the series of preferred stock or the voting preferred shares, (ii) enter into a share exchange that affects the shares of such series of preferred stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each share of the series of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption substantially similar, taken as a whole, to that of a share of such series of preferred stock (except for changes that do not materially and adversely affect the holders of the shares of such series) or is exchanged for cash or (iii) authorize, reclassify, create, or increase the number of authorized shares of any class of stock having rights senior to the shares of the series of preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, we may create additional classes of parity shares and shares ranking junior to the shares of such series of preferred stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of shares of the series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of the series of preferred stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above or as required by law, the holders of shares of preferred stock of each series are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our charter.

Conversion Rights

The terms and conditions, if any, upon which shares of preferred stock of any series are convertible into shares of preferred stock of another series or common stock will be set forth in the applicable prospectus supplement relating to the series. These terms will include:

•	the number of shares of preferred stock of another series or common stock into which the shares of preferred stock of the series are convertible;

•	the conversion price, or manner of calculation of the conversion price;

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the shares of preferred stock of the series or us;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the shares of preferred stock of the series.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership and Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of stock may be owned by five or fewer individuals at any time during the last half of any taxable year. The articles supplementary for each series of shares of preferred stock may contain provisions restricting the ownership and transfer of the shares of preferred stock similar to those described under “Description of Common Stock—Restrictions on Ownership and Transfer.” The applicable prospectus supplement will specify any additional ownership limitations relating to a series of shares of preferred stock.

All certificates representing shares of shares of preferred stock will bear a legend referring to the restrictions described above.

Other Matters

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under an indenture that we will enter into with a trustee to be selected. The following section describes certain of the material terms and conditions of the debt securities we may issue. For a more detailed description of the terms of the debt securities, please refer to the applicable indenture that we will enter into for any debt securities we may issue from time to time, which will be incorporated by reference into this prospectus.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured. The indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The indenture will set forth the specific terms of each series of debt securities. The material terms of each series of debt securities will also be described in the applicable prospectus supplement. Each prospectus supplement and indenture incorporated by reference therein will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	whether or not the debt securities are secured, and if secured, a description of the collateral securing that series of debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable (if other than the registered holders on the record date) and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock, preferred stock or other securities, including any provisions intended to prevent dilution of the conversion rights and any provisions limiting the exercise rights of the holders;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any additional or modified events of default or covenants with respect to the debt securities;

•	whether we will be restricted from incurring any additional indebtedness or any other covenants with respect to a particular series of debt securities;

•	whether the debt securities will be guaranteed and, if so, on what terms;

•	the trustee, authenticating or paying agent, transfer agent or registrar; and

•	any other material terms of the debt securities.

The indenture may contain restrictions on our ability to repurchase our securities or financial covenants.

We may issue debt securities at a discount from their stated principal amount or original issue discount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, U.S. federal income tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable. We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in the payment of the principal of or premium, if any, on any debt securities of such series;

•	our default in the payment of any interest due and payable on such series of debt securities and continuance of such default for the period of time set forth in the indenture;

•	our default for the period of time set forth in the indenture after notice by the trustee or the holders of the percentage set forth in the indenture in principal amount of the outstanding debt securities of that series in the observance or performance of any other covenants in the indenture;

•	our default on certain of our borrowings in an aggregate principal amount in excess of the amount set forth in the indenture causing the acceleration of that indebtedness; and

•	certain events involving our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

The indenture relating to particular series of debt securities may include other events of default with respect to any such series.

The indenture may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest) if the trustee considers it to be in the interest of the holders of the series to do so.

The indenture may provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than the percentage set forth in the indenture in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest that became due solely because of the acceleration) and certain other conditions are met, the holders of a majority in principal amount of the applicable series of debt securities may rescind and annul such declaration.

The holders of a majority of the outstanding principal amount of a series of debt securities may have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

The applicable prospectus supplement and the indenture incorporated by reference therein will describe any additional or modified events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•	without the consent of holders of the outstanding debt securities, modify the indenture to cure errors or clarify ambiguities, add to our covenants and the events of default for the benefit of any particular series of debt securities; and

•	with the consent of the holders of not less than a majority in principal amount of a particular series of debt securities that are outstanding under the indenture, modify the indenture or the rights of the holders of such series of debt securities.

However, without the consent of the holder of each outstanding debt security affected thereby, we may not:

•	change the stated maturity of, the principal of, premium, if any, or installment of interest of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities on or after the stated maturity or change the currency in which any debt securities are payable; or

•	reduce the percentage of principal amount of debt securities the holders of which are required to consent to an amendment, supplement or waiver with respect to such series.

Governing Law

The indenture, any supplemental indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may from time to time offer under this prospectus warrants to purchase our common stock, preferred stock or debt securities. The prospectus supplement applicable to any warrants we offer will describe the material terms and offering prices of those warrants, including a description of the securities issuable upon exercise of the warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

Each of the Trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Trust is, and the form of the amended and restated declaration of trust of such trust will be, filed as an exhibit to the registration statement of which this prospectus forms a part.

Each of the Trusts may issue only one series of trust preferred securities. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which distributions are payable; provided, however, that distributions on the trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding;

•	whether distributions on trust preferred securities issued by the trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

•	the amount which shall be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation or the option, if any, of a trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the trust may be purchased or redeemed;

•	the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

•	whether the trust preferred securities will be convertible or exchangeable into other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of Preferred Securities Guarantees.” Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equal with, and payments will be made thereon pro rata with, the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the applicable trust has funds legally available for the payment of distributions in the trust’s property account. The trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under “Description of Preferred Securities Guarantees” below.

Deferral of Distributions

With respect to any subordinated debt securities issued to a trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Subordinated Debt Securities

We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default under a declaration of trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the preceding discussion, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the applicable series of subordinated debt securities on the date such interest or principal is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The preferred guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by the trust, will be subject to the preferred securities guarantee:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust shall have funds legally and immediately available for those distributions;

•	the redemption price set forth in the applicable prospectus supplement to the extent the trust has funds legally and immediately available therefor with respect to any trust preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (x) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds legally and immediately available and (y) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the amounts to the holders.

Each preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities issued by the trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Certain Covenants of Strategic Hotels & Resorts

In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the preferred securities guarantee or the declaration of the trust, then, unless otherwise set forth in an applicable prospectus supplement we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any guarantee payments with respect to any of our other capital stock; or

•	make any payment of principal, interest, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) that rank junior to such subordinated debt securities.

However, in such circumstances we may:

•	declare and pay stock dividends on our capital stock payable in the same stock on which the dividend is paid; and

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no vote will be required. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

•	upon full payment of the redemption price of all trust preferred securities of the trust;

•	upon distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities and common securities of the trust; or

•	upon full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the preferred securities guarantee.

The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant subsidiary trust, the guarantee trustee or any other person or entity. Notwithstanding the preceding discussion, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Status of the Preferred Securities Guarantees

Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Strategic Hotels & Resorts and will rank:

•	subordinate and junior in right of payment to all other liabilities of Strategic Hotels & Resorts; and

•	senior to our capital stock now or hereafter issued and any guarantee now or hereafter entered into by us in respect of any of our capital stock.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following paragraphs summarize the material provisions of Maryland law applicable to us and of our charter and bylaws. For a complete description, we refer you to Maryland law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to materials we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called only by a majority of our directors, our Chairman, our President or our Chief Executive Officer and must be called by our Secretary upon the written request of the holders of a majority of the shares of our common stock entitled to vote at a meeting. Only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

Board of Directors

Our board of directors consists of eight directors and may be increased or decreased by our board to a number of directors not less than the minimum number required by the MGCL nor more than 15. Directors are elected by a plurality of the votes cast at each annual meeting of stockholders to serve until the next annual meeting and until their successors are elected and qualify. Any vacancy will be filled, including any vacancy created by an increase in the number of directors, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not granted any current exemptions to these provisions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With certain exceptions, the MGCL provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our employees who are also our directors. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing this provision in the future, except with respect to certain former stockholders, who will not be subject to the operation of the control shares provision of the MGCL without their prior consent in the event that our board amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the full remainder of the term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by our Chairman, our President, our Chief Executive Officer, or our board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (a) any present or former director or officer or (b) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or director, against any claim or liability arising from that service and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions in the section below entitled “—Restrictions on Ownership and Transfer” will no longer apply.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. There can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of our outstanding stock, thereby causing us to fail to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The Director of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Director upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Director. Any dividend or distribution paid to the Director will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Director will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Director acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Director will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Director will sell the shares to a person designated by the Director, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Director will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Director from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Director upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Director has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Director will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the United States federal income tax considerations that are anticipated to be material to an investor purchasing our stock and our qualification as a REIT. The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, the tax considerations contained in this discussion could be challenged by the Internal Revenue Service and, if challenged, may not be sustained by a court.

This summary of material federal income tax consequences does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules. Further, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our securities. The summary below is for general information only and is not tax advice. The federal income tax treatment of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our securities to any particular investor will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of securities offered, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the tax laws.

Taxation of the Company

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the Code, commencing with our taxable year ended December 31, 2005. We believe we were organized and have operated in a manner that allows us to qualify and remain qualified for taxation as a REIT under the Code. We intend to continue to operate in this manner. However, our continued qualification and taxation as a REIT depend on our ability to continue to meet, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. Accordingly, we may not have operated or continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. Paul, Hastings, Janofsky & Walker LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 2004, we have qualified to be taxed as a REIT and that our current and proposed methods of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Paul, Hastings, Janofsky & Walker LLP’s opinion is filed as an exhibit to this registration statement. Paul, Hastings, Janofsky & Walker LLP will have no obligation to update its opinion subsequent to the date of the opinion.

It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions, representations and covenants relating to our organization and operation, and is conditioned on representations and covenants made by our management regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you we will so qualify for any particular year. Paul, Hastings, Janofsky &Walker LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed in Paul, Hastings, Janofsky & Walker LLP’s opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions in those opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, various qualification requirements imposed on REITs by the Code. Compliance with these requirements has not been and will not be reviewed by Paul, Hastings, Janofsky & Walker LLP, although our status as a REIT at the date of Paul, Hastings, Janofsky & Walker LLP’s opinion depends, in part, on our continued compliance with these requirements. Further, some of these requirements depend on the fair market values of assets directly or indirectly owned by us. These values may not be susceptible to a precise determination. Accordingly, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

As a REIT, we generally are not required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We are required to pay federal income tax, however, under the following circumstances:

•	We will be required to pay tax at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have: (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (ii) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to (i) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (b) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2005) exceeds the amount qualifying under the 95% gross income test described below, multiplied by (ii) a fraction intended to reflect our profitability.

•	If we fail to satisfy a REIT asset test discussed below by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute, or are not deemed to distribute, during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from prior periods.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax paid.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation generally refers to a corporation required to pay full corporate level tax on its net taxable income. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by any of our “taxable REIT subsidiaries” to any of our tenants. See “—Taxation of the Company—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by any of our taxable REIT subsidiaries for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length terms.

•	Our taxable REIT subsidiaries will be required to pay income tax on their net taxable income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(a)	that is managed by one or more trustees or directors;

(b)	that issues transferable shares or transferable certificates to evidence beneficial ownership;

(c)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(d)	that is not a financial institution or an insurance company within the meaning of the Code;

(e)	that is beneficially owned by 100 or more persons (determined without regard to any rules of attribution);

(f)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(g)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that all of conditions (a) to (d) must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and (f) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (f), pension funds and other specified tax-exempt entities are generally treated as individuals except that a “look-through” exception applies with respect to pension funds. However, in that case, the special provisions of the Code regarding pension held REITs, described below, may apply.

We believe that we have and will continue to satisfy conditions (a) through (g) during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (e) and (f) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (e) and (f) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (f) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, in order to qualify as a REIT we must maintain the calendar year as our taxable year, which we will continue to do.

Ownership of a Partnership Interest

We may own and operate one or more properties through a partnership or a limited liability company taxed as a partnership for federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% asset test described below. The character of the assets and gross income of the partnership retains the same character in our hands as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of Partnerships.” We will maintain control of any partnership in which we are a partner, and intend to continue to operate that partnership, if any, in a manner consistent with the requirements for qualification as a REIT. In addition, we will not acquire an interest in any partnership or similar entity unless we receive an opinion of counsel to the effect that the acquisition would not adversely affect our qualification as a REIT.

Ownership of Qualified REIT Subsidiaries

We may own and operate a number of properties through one or more wholly owned direct or indirect subsidiaries that we believe will be treated as a “qualified REIT subsidiary” under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” described below. A limited liability company of which we own all of the equity interests or a corporation that is a qualified REIT subsidiary is not treated as a separate entity, and all assets, liabilities and items of income, deduction and credit of such entity are treated as assets, liabilities and items of income, deduction and credit, as the case may be, of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the requirements described in this section, the qualified REIT subsidiaries or other disregarded entities in which we own a 100% interest, other than any taxable REIT subsidiaries, will not be treated as separate entities for tax purposes, and all assets, liabilities and items of income, deduction and credit of those entities will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary or disregarded entity is not subject to federal income tax and our ownership of the stock of that subsidiary will not violate the REIT asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

A REIT is allowed to own up to 100% of the vote or value of a corporation which jointly elects with the REIT to be treated as a taxable REIT subsidiary provided that, in the aggregate, a REIT’s total investment in its taxable REIT subsidiaries does not exceed 20% of the REIT’s total assets, and at least 75% of the REIT’s total assets are real estate or other qualifying assets. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which any of our taxable REIT subsidiaries owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than specified activities relating to lodging and healthcare facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The income and assets of a taxable REIT subsidiary will be considered separately from those of its parent REIT. A taxable REIT subsidiary is required to pay federal income tax, and state and local income tax where applicable, as a regular C corporation. Dividends from taxable REIT subsidiaries will be nonqualifying income for purposes of the 75%, but not the 95%, gross income tests described below under “—Income Tests.”

Transactions between a REIT and its taxable REIT subsidiary must occur at arm’s length and on commercially reasonable terms. The taxable REIT subsidiary rules prevent a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. Further, the rules impose a 100% penalty tax on the REIT if its, or its tenants’, rental, service or other agreements with its taxable REIT subsidiary are not on arm’s length terms. See “—Penalty Tax” below.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

First, during each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (i) investments relating to real property or mortgages on real property, including: rents from real property and, in some circumstances, interest; or (ii) qualified temporary investment income; and

Second, during each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from: (i) the real property investments described above; (ii) dividends, interest and gain from the sale or disposition of stock or securities; or (iii) any combination of the above.

For these purposes, interest generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term interest, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Qualified temporary investment income is income attributable to an investment in stock or debt securities with a maturity date of at least five years and which is attributable to the investment of new capital (i.e., the proceeds from a stock offering or public debt offering, provided the debt has a maturity of at least five years) in a REIT.

We expect that interest generated from any general business loans that we originate will constitute qualifying income for purposes of the 95% test but in some cases not the 75% test, described above. In addition, any rents from personal property that are not incidental to the lease of real property as described below, will not constitute qualifying income for purposes of either the 75% test or the 95% test.

Rents we receive from a tenant will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of gross receipts or sales.

•	We do not actually or constructively own 10% or more of the interests in the tenant, known as a related party tenant. Broad constructive ownership rules apply for this purpose, including a rule that treats us as constructively owning securities owned by an actual or constructive owner of 10% or more of our stock. Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of rents from real property if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by the REIT’s other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as rents from real property.

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Further, we are permitted to employ a taxable REIT subsidiary which is wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as rents from real property.

If a portion of the rent we receive from a property does not qualify as rents from real property because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status unless we qualify for certain relief provisions described below. In addition, in the following circumstances, none of the rent from a lease of property would qualify as rents from real property: (i) the rent is considered based on the income or profits of the lessee; (ii) the lessee is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying taxable REIT subsidiaries; or (iii) we furnish more than a de minimis level of noncustomary services to the tenants of the property, or manage or operate the property beyond the scope of services generally described above, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, unless we qualify for certain relief provisions described below we could lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

We generally have not received and do not intend to receive rent that fails to satisfy any of the above conditions. Despite the above, we may make investments, the income from which fails to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those investments will not jeopardize our status as a REIT.

We have used and may continue to use derivative contracts, such as interest rate swaps, to manage our interest rate risk, which are known as hedging transactions. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term hedging transaction, as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year has not and will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under the Code. Generally, commencing with our taxable year beginning January 1, 2006, we may avail ourselves of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For our taxable years ending on or prior to December 31, 2005, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our monitoring of our income.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property, acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (any such proceeding or agreement referred to as a “Repossession Action”). Property acquired by a Repossession Action will not be considered “foreclosure property” if: (i) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business, or (ii) the lease or loan was acquired or entered into with intent to take Repossession Action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as foreclosure property.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid by it that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents received by us will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (i) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception, (ii) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for those services are substantially comparable, (iii) rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary and who lease at least 25% of the property are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving the services from the taxable REIT subsidiary and the charge for the services is separately stated or (iv) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Prohibited Transaction Income

Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income or distribution tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may in the future make occasional sales of the properties and mortgage loans as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax. Activities carried on in our taxable REIT subsidiary will not be subject to the 100% penalty tax.

We may in the future dispose of properties in transactions intended to qualify as like-kind exchanges under the Code, resulting in the deferral of gain for federal income tax purposes. The failure of any of these transactions to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for federal income tax purposes in which we own an interest, must be represented by real estate assets (including stocks in other REITs), cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test and other than stock of any qualified REIT subsidiary;

Third, of the investments included in the 25% asset class, and except for investments in our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer’s outstanding securities, except in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2006, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.; and

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Any general business loans or equipment lease that we originate will not constitute qualifying assets for purposes of the 75% requirement. In addition, those leases or loans likely will constitute securities for purposes of the requirements described in the second and third paragraph above.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in any partnership or limited liability company in which we own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. We maintain records of the value of our assets and take other actions that we believe will ensure compliance with the asset tests. In addition, we intend to take actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or prior to December 31, 2005, if we failed to cure any noncompliance with the asset tests within this 30 day time period, we would cease to qualify as a REIT.

Commencing with our taxable year beginning January 1, 2006, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not due to willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) disclosing certain information to the Internal Revenue Service.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy the tests described above, there can be no assurance that our efforts will always be successful. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of the asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (i) the fair market value of the asset on the date we acquired the asset over (ii) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made, including stockholders who participate in dividend reinvestment plans, must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirements. We may not have sufficient cash or other liquid assets to meet these distribution requirements, however, because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we might not have sufficient cash to satisfy these requirements if we incur substantial amounts of debt. If these events occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based on the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% nondeductible excise tax to the extent our actual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain net income for the year plus, in each case, any undistributed ordinary income or capital gain net income, as the case may be, from prior periods. Any taxable income or net capital gain income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2006, specified cure provisions will be available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be treated as taxable dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction and non-corporate United States distributees may be eligible for the reduced tax rates. See “—Distributions Generally—Reduced Dividends Tax Rates For Non-Corporate Stockholders.” Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Partnerships

General

In the future, we may own an interest in a partnership or a limited liability company treated as a partnership for federal income tax purposes. A partnership is not a taxable entity for federal income tax purposes. Our ownership interest in a partnership involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of the partnership in which we own an interest as a partnership for federal income tax purposes. If a partnership in which we own an interest were treated as an association or a publicly traded partnership taxable as a corporation, its income would be subject to an entity level tax. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests. This, in turn, would prevent us from qualifying as a REIT. In addition, a change in the tax status of one or more of the partnerships in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. Further, our share of any income derived from the partnership could exceed our share of any corresponding cash distribution.

Treasury Regulations provide that a domestic business entity not otherwise organized as a corporation and that has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity that did not claim a classification before January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise.

However, in general, an entity that otherwise would be eligible to elect partnership status for federal income tax purposes will be taxable as a corporation if it is a publicly traded partnership.

Further, partnership anti abuse regulation authorizes the Internal Revenue Service to recast transactions involving partnerships that inappropriately exploit the partnership provisions of the Code in an attempt to avoid tax. If the Internal Revenue Service were to successfully recast a transaction it may have an adverse impact on us qualifying as a REIT.

Publicly Traded Partnerships

In general, a partnership will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. For this purpose, interests in a partnership are not deemed to be readily tradable on a secondary market or the substantial equivalent thereof if, among other things, all interests in the partnership were issued in a transaction that was not required to be registered under the Securities Act of 1933 and the partnership does not have more than 100 beneficial owners including certain owners that own an interest in the partnership through another partnership, trust or other flow-through entity. Moreover, a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include among other items, interest, dividends and rents from real property, provided that the partnership does not conduct a finance or insurance business. Rents from real property are essentially defined under the REIT rules and includes income that would qualify for the REIT 95% income test discussed above. This provision would not apply if the partnership were deemed to be engaged in a finance business. If any partnership in which we own an interest were treated as a publicly traded partnership taxable as a corporation, we likely would fail one or more of the asset tests applicable to REITs.

Allocations of Income, Gain, Loss and Deduction

A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to that item.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. In some cases, these allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the other partners in the partnership. These allocations are solely for federal income tax purposes. These allocations do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Taxation of Holders of Our Common Stock

Scope of Discussion

This general discussion of United States federal income tax consequences applies to you if you are a United States holder of our common stock and hold the common stock as a capital asset, generally, for investment, as defined in Section 1221 of the Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules that may affect the United States tax treatment of your investment in our common stock. For example, special rules not discussed here may apply to you if you are:

•	not a United States holder;

•	a broker dealer, a dealer in securities or a financial institution;

•	an S corporation;

•	a bank;

•	a thrift;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the common stock as part of a hedge, straddle or other risk reduction or constructive sale transaction;

•	a person with a “functional currency” other than the United States dollar;

•	a United States expatriate; or

•	a partner in a partnership.

If a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

This discussion only represents our best attempt to describe the material federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences that are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.

When we use the term United States stockholder, we mean a holder of shares of our stock who is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a partnership or corporation for federal income tax purposes created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

•	an estate which is required to pay United States federal income tax regardless of the source of its income; or

•	a trust whose administration is under the primary supervision of a United States court and that has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons before that date that elect to continue to be treated as United States persons, will also be considered United States stockholders.

Distributions Generally

As long as we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than qualified dividend income and capital gain dividends discussed below, are generally taxable to our taxable United States stockholders as ordinary income. These distributions will not be eligible for the dividends received deduction in the case of United States stockholders that are corporations. To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in his shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder’s adjusted tax basis in his shares will be taxable as capital gain, provided that the shares have been held as capital assets. This gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to the common stock.

Reduced Dividends Tax Rates for Non-Corporate United States Stockholders

Qualified dividend income received by non-corporate United States stockholders after December 31, 2002, is taxed at a maximum rate of 15%. The tax rate is decreased to 5% (and then to zero in 2008) for non-corporate United States stockholders in the 10% or 15% regular income tax brackets. The reduced dividend tax rates apply for both regular tax and alternative minimum tax and terminate on December 31, 2008.

The reduced dividend tax rates apply only to the extent that we designate a portion of our distributions as qualified dividend income. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of (i) the qualified dividend income received by us during the year of the distribution from C corporations (including dividends from our taxable REIT subsidiaries), (ii) the excess of “undistributed” REIT taxable income for the preceding tax year over the tax payable by us on such income for that preceding tax year and (iii) the excess of our income from the sale of built-in gain assets for the preceding tax year over the tax payable by us on that income for the preceding tax year. Your share of the qualified dividend income would be an amount that bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as qualified dividend income bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our capital stock for the year.

To qualify for the reduced dividend tax rates, a non-corporate United States stockholder must have owned our stock for at least 60 days during the 120-day period commencing 60 days prior to our ex-dividend date and not be obligated to make related payments with respect to positions in substantially similar or related property. In some cases, this holding period may be increased. Additionally, the reduced dividend tax rates do not apply to dividends on stock if an individual elects to treat the dividends received as “investment income” for purposes of Section 163(d)(4) of the Code.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as a gain, to the extent that the gain does not exceed our actual net capital gain for the taxable year, from the sale or disposition of a capital asset. Depending on the characteristics of the assets that produced these gains, and on specified designations, if any, that we may make, these gains may be taxable to non-corporate United States stockholders at a 15% rate, decreased to 5% (and then to zero in 2008) for non-corporate United States stockholders in the 10% or 15% regular income tax brackets, or 25% rate, which applies to long-term capital gain from the sale or exchange of section 1250 property, or depreciable real property, to the extent such gain would have been treated as ordinary income if the property were section 1245 property. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, your share of the capital gain dividend would be an amount that bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our stock for the year.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by treasury regulations to be prescribed by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any passive losses against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock

If you are a United States stockholder and you sell or dispose of your shares of our common stock, you will recognize a gain or loss for federal income tax purposes in an amount equal to the excess of the amount of cash and the fair market value of any property you receive on the sale or other disposition over your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss, except as provided below, will be a long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a United States stockholder and you recognize a loss on the sale or other disposition of common stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate determined by statute with respect to dividends paid unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-United States Stockholders.”

Taxation of Tax-Exempt Stockholders

The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income, or UBTI, when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and any gain arising on your sale of shares generally will not be UBTI to a tax-exempt stockholder. This income or gain will be UBTI, however, if the tax-exempt stockholder holds its shares as debt financed property within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property that the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a pension held REIT will be treated as UBTI as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a pension held REIT if it is able to satisfy the not closely held requirement described above without relying on the look-through exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a pension-held REIT, and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.

Taxation of Non-United States Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of those rules. We urge non-United States stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-United States stockholder that receives a distribution that (i) is not attributable to gain from our sale or exchange of U.S. real property interests (defined below) and (ii) we do not designate a capital gain dividend (or retained capital gain) will recognize ordinary income to the extent of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-United States stockholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-United States stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-United States stockholder may, in addition, be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-United States stockholder unless:

•	a lower treaty rate applies and the non-United States stockholder files an Internal Revenue Service, or IRS, Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effective connected income.

A non-United States stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the stockholder’s common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the shares. A non-United States stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-United States stockholder otherwise would be subject to tax on gain from the sale or disposition of common stock, as described below. Because we generally cannot determine at the time we made a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-United States stockholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. We will, therefore, withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-United States stockholder will incur tax on distributions attributable to gain from our sale or exchange of “U.S. real property interests” under the “FIRPTA” provisions of the Code. The term “U.S. real property interests” includes interest in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-United States stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with the conduct of a U.S. business of the non-United States stockholder. A non-United States stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-United States stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-United States stockholder may receive a credit against our tax liability for the amount we withhold. However, if a non-United States stockholder owns shares that are regularly traded on an established securities market in the United States and does not own more than 5% of such class of stock at any time during the taxable year, amounts designated as capital gains from the sale or exchange of U.S. real property interests are treated as an ordinary dividend.

A non-United States stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of common stock as long as, during a specified testing period, non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding common stock. Although we believe that less than 50% in value of our common stock currently is owned by non-United States stockholders, we cannot determine whether this would continue to be the case. In addition, a non-United States stockholder that owned, actually or constructively, 5% or less of our outstanding shares of common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common stock if the stock is “regularly traded” on an established securities market. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals and with the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Also, a purchaser of our common stock would be required to withhold 10% of the purchase price.

A non-United States stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-United States stockholder’s U.S. trade or business, in which case the non-United States stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

•	the non-United States stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-United States stockholder will incur a 30% tax on capital gains.

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business and our stockholders may be required to pay state or local taxes in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA); (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each, a “plan”); and (iv) persons who have specified relationships to those plans (i.e., “parties-in-interest” under ERISA and “disqualified persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) (“Harris Trust”), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest or disqualified person with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties-in-interest or disqualified persons with respect to such plans.

The Acquisition and Holding of Our Common Stock

An investment in our common stock by a plan could be deemed to result in a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by a party-in-interest or disqualified person of assets of a plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as prohibited transaction class exemption, or PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a plan’s investment.

The Treatment of Our Underlying Assets Under ERISA

The U.S. Department of Labor (“DOL”) has issued regulations (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan (the “plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Our common stock should be treated as “equity interests” for purposes of the plan asset regulations.

One exception to the “look-through” rule under the plan asset regulations provides that an investing plan’s assets will not include any of the underlying assets of an entity in which such assets are invested if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” which is defined to include plans that are not subject to ERISA, such as governmental pension plans and individual retirement accounts as well as plans that are subject to ERISA. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of such persons, are disregarded. The “publicly offered securities” exception, another exception under the plan assets regulations, provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable and either (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (iv) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Another exception is provided for an investment in an “operating company,” which is defined in the plan assets regulations to include a “venture capital operating company” and a “real estate operating company.”

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan.

If, however, none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in our equity securities, such plan’s assets would include an undivided interest in the assets held by us. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and any statutory or administrative exemption from the application of such rules may not be available.

As noted above, under the reasoning of the U.S. Supreme Court in Harris Trust, an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest with respect to a plan by virtue of such investment. Following the decision in Harris Trust, Congress enacted Section 401(c) of ERISA and DOL adopted regulations (29 C.F.R. 2550.401c-1) to provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Any plan fiduciary that proposes to cause a plan to purchase our securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of our securities is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or that such an investment is appropriate for any particular plan.

SELLING SECURITYHOLDERS

Information about the selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

We, along with the Trusts and/or the selling securityholders, may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We, the Trusts and/or the selling securityholders may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We, the Trusts and/or the selling securityholders may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We, the Trusts and/or the selling securityholders may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we, the Trusts and/or the selling securityholders may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

Selling Securityholders

The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

Each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We, the Trusts and/or the selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. (formerly known as Strategic Hotel Capital, Inc.) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Georgetown Plaza Associates appearing in Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K dated April 18, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock, the shares of preferred stock and the warrants offered hereby will be passed upon for us by Venable LLP. The validity of the preferred securities of subsidiary trusts and the related guarantees offered hereby and the subsidiary trusts will be passed upon for us by Richards, Layton & Finger, P.A. The validity of the debt securities offered hereby and certain other matters in connection with the offering of securities offered by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for more information about their public reference room and their copy charges.

Our reports, proxy statements and other information about us may also be inspected at: The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-32223), except for any document or portion thereof “furnished” to the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Current Reports on Form 8-K dated March 2, 2006, March 9, 2006, March 11, 2006, March 14, 2006, April 4, 2006 and April 18, 2006.

•	The description of our capital stock contained in our Registration Statement on Form S-11, as amended (File No. 333-112846) originally filed on February 13, 2004 under the Securities Act of 1933, as amended.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus and any applicable prospectus supplement. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attn: Secretary, (312) 658-5000.

We maintain a web site at http://www.strategichotels.com, which contains information concerning us and our subsidiaries. Information included or referred to on our web site is not incorporated by reference or otherwise part of this prospectus. Our web site address is included in this prospectus as an inactive textual reference only.

                     Shares

8.25% Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

Prospectus Supplement

May     , 2006

Wachovia Securities

Deutsche Bank Securities

Raymond James

A.G. Edwards

Citigroup